OMB APPROVAL
OMB Number: 3235 0686
Expires: August 31, 2014
UNITED STATES	Estimated average burden
SECURITIES AND EXCHANGE COMMISSION	hours per response 1
Washington, DC 20549

FORM TCR
TIP, COMPLAINT OR REFERRAL

A. INFORMATION ABOUT YOU

COMPLAINANT 1:

1. Last Name Pardo		First Brian	M.I.

2. Street Address 204 Woodhew Drive			Apartment/ Unit #

City Waco	State/ Province TX	zip/ 76712 Postal Code	Country USA

3. Telephone 254-751-7797	Alt. Phone	E-mail Address

4. Occupation Chairman &CEO Life Partners Holdings		Preferred method of communication	Through my attorney, Gary Aguirre, see his contact information below.

COMPLAINANT 2:

1. Last Name		First	M.I.

2. Street Address			Apartment/ Unit #

City	State/ Province	ZIP/ Postal Code	Country

3. Telephone	Alt. Phone	E-mail Address

4. Occupation		Preferred method of communication
B. ATTORNEY' S INFORMATION (If Applicable See Instructions)

1. Attorney's Name Gary J. Aguirre

2. Firm Name Aguirre Law, APC

3. Street Address 501 W. Broadway, Ste. 800

City San Diego	State/ Province CA	ZIP/ Postal Code 92101	Country USA

4. Telephone 619-400-4960	619-501-7072 Fax	E-mail Address gary@aguirrelawapc.com

SEC 2850 (8/11)

C. TELL US ABOUT THE INDIVIDUAL OR ENTITY YOU HAVE A COMPLAINT AGAINST
INDIVIDUAL/ENTITY 1:	If an individual, specify profession:	Customers of broker-dealers, and employees of broker-dealers, exchanges, SROs, clearing agencies, and other market participants.
If an entity, specify type:
1. Type: ☒ Individual ☒ Entity	All entities above.	For more information, see Attachment A.

Unknown for reasons stated in Attachment A.
2. Name
3. Street Address			Apartment/ Unit #

City	State/ Province	ZIP/ Postal Code	Country

4. Phone	E-mail Address	Internet Address
INDIVIDUAL/ENTITY 2:	If an individual, specify profession:
1. Type: ☐ Individual ☐ Entity	If an entity, specify type:

2. Name

Apartment/ Unit #
3. Street Address

City	State/ Province	ZIP/ Postal Code	Country

4. Phone	E-mail Address	Internet Address
D. TELL US ABOUT YOUR COMPLAINT

9/26/2012 to the present
1. Occurrence Date (mm/dd/yyyy): / /	2. Nature of complaint:	See Attachment A

3a. Has the complainant or counsel had any prior communication(s) with the SEC concerning this matter? YES ☐ NO ☒

3b. If the answer to 3a is "Yes," name of SEC staff member with whom the complainant or counsel communicated
4a. Has the complainant or counsel provided the information to any other agency or organization, or has any other agency or organization requested the information or related information from you?
YES ☐ NO ☒
4b. If the answer to 4a is "Yes," please provide details. Use additional sheets if necessary.

4c. Name and contact information for point of contact at agency or organization, if known

5a. Does this complaint relate to an entity of which the complainant is or was an officer, director, counsel, employee, consultant or contractor?
YES ☒ NO ☐

5b. If the answer to question 5a is "Yes," has the complainant reported this violation to his or her supervisor, compliance office, whistleblower hotline, ombudsman, or any other available mechanism at the entity for reporting violations? YES ☒ NO ☐

5c. If the answer to question 5b is "Yes,"please provide details. Use additional sheets if necessary.

Though complainant has answered this question "yes," because of the way it is phrased, the circumstances are probably not those for which this question was designed. Complainant is the Chairman and CEO of Life Partners Holdings, Inc. He is contending in this complaint that Life Partners is a victim of naked short selling, market manipulation, and Reg SHO violations by unknown third parties. Complainant has advised the other executive officers of the company and its counsel of these claims.

5d. Date on which the complainant took the action(s) described in question 5b (mm/dd/yyyy): / /

Approximately October 1, 2012, to the present.
6a. Has the complainant taken any other action regarding your complaint? YES ☐ NO ☒

6b. If the answer to question 6a is "Yes," please provide details. Use additional sheets if necessary.

7a. Does your complaint relate to a residential mortgage-backed security? YES ☐ NO ☒
7b. Type of security or investment, if relevant

7c. Name of issuer or security, if relevant	7d. Security/Ticker Symbol or CUSIP no.

8. State in detail all facts pertinent to the alleged violation. Explain why the complainant believes the acts described constitute a violation of the federal securities laws. Use additional sheets if necessary.

Third parties engaged in naked short selling, market manipulation, and violations of Reg SHO in connection with the 6.96 million short sale trades that took place on September 26 and 27, 2012.

See Attachment A.

9. Describe all supporting materials in the complainant's possession and the availability and location of any additional supporting materials not in complainant's possession. Use additional sheets, if necessary.

Complainant's counsel, Gary Aguirre ("Aguirre") is in possession of trading records describing the times of the unlawful trades down to 0.25 milliseconds. Additionally, Aguirre is also in possession of records from the DTCC, the NASDAQ and proprietary sources which support the allegations in this complaint. The records relating to the amount of lendable stock, stock on loan, and rebate rates relating to Life Partners stock for September 2012 are in Aguirre's possession. See Attachment A.

10. Describe how and from whom the complainant obtained the information that supports this claim. If any information was obtained from an attorney or in a communication where an attorney was present, identify such information with as much particularity as possible. In addition, if any information was obtained from a public source, identify the source with as much particularity as possible. Attach additional sheets if necessary.

Complainant has personal knowledge of certain events described herein as a percipient witness. Additionally, Complainant has obtained information through an investigation conducted by his counsel, Gary Aguirre, and experts retained by his counsel to assist with the investigation, from proprietary information from third parties, and from trading data obtained from the NASDAQ, the DTCC, and proprietary sources.
See Attachment A.

11. Identify with particularity any documents or other information in your submission that you believe could reasonably be expected to reveal your identity and explain the basis for your belief that your identity would be revealed if the documents were disclosed to a third party.

This complaint, Attachment A and Exhibit 9 hereto.

12. Provide any additional information you think may be relevant.

See Attachment A

E. ELIGIBILITY REQUIREMENTS AND OTHER INFORMATION
1. Are you, or were you at the time you acquired the original information you are submitting to us, a member, officer or employee of the Department of Justice, the Securities and Exchange Commission, the Comptroller of the Currency, the Board of Governors of the Federal Reserve System, the Federal Deposit Insurance Corporation, the Office of Thrift Supervision; the Public Company Accounting Oversight Board; any law enforcement organization; or any national securities exchange, registered securities association, registered clearing agency, or the Municipal Securities Rulemaking Board?
YES ☐ NO ☒
2. Are you, or were you at the time you acquired the original information you are submitting to us, a member, officer or employee of a foreign government, any political subdivision, department, agency, or instrumentality of a foreign government, or any other foreign financial regulatory authority as that term is defined in Section 3(a)(52) of the Securities Exchange Act of 1934 (15 U.S.C. §78c(a)(52))?
YES ☐ NO ☒
3. Did you acquire the information being provided to us through the performance of an engagement required under the federal securities laws by an independent public accountant?
YES ☐ NO ☒
4. Are you providing this information pursuant to a cooperation agreement with the SEC or another agency or organization?
YES ☐ NO ☒
5. Are you a spouse, parent, child, or sibling of a member or employee of the SEC, or do you reside in the same household as a member or employee of the SEC?
YES ☐ NO ☒
6. Did you acquire the information being provided to us from any person described in questions 1 through 5?
YES ☐ NO ☒
7. Have you or anyone representing you received any request, inquiry or demand that relates to the subject matter of your submission (i) from the SEC, (ii) in connection with an investigation, inspection or examination by the Public Company Accounting Oversight Board, or any self-regulatory organization; or (iii) in connection with an investigation by the Congress, any other authority of the federal government, or a state Attorney General or securities regulatory authority?
YES ☐ NO ☒
8. Are you currently a subject or target of a criminal investigation, or have you been convicted of a criminal violation, in connection with the information you are submitting to the SEC?
YES ☐ NO ☒
9. If you answered “yes” to any of the questions 1 through 8, use this space to provide additional details relating to your responses. Use additional sheets if necessary.

F. WHISTLEBLOWER'S DECLARATION
I declare under penalty of perjury under the laws of the United States that the information contained herein is true, correct and complete to the best of my knowledge, information and belief. I fully understand that I may be subject to prosecution and ineligible for a whistleblower award if, in my submission of information, my other dealings with the SEC, or my dealings with another authority in connection with a related action, I knowingly and willfully make any false, fictitious, or fraudulent statements or representations, or use any false writing or document knowing that the writing or document contains any false, fictitious, or fraudulent statement or entry.

Print name Brian D. Pardo

Signature	Date June 15, 2013

G. COUNSEL CERTIFICATION (If Applicable—See Instructions)
I certify that I have reviewed this form for completeness and accuracy and that the information contained herein is true, correct and complete to the best of my knowledge, information and belief. I further certify that I have verified the identity of the whistleblower on whose behalf this form is being submitted by viewing the whistleblower's valid, unexpired government issued identification (e.g., driver's license, passport) and will retain an original, signed copy of this form, with Section F signed by the whistleblower, in my records. I further certify that I have obtained the whistleblower's non- waiveable consent to provide the Commission with his or her original signed Form TCR upon request in the event that the Commission requests it due to concerns that the whistleblower may have knowingly and willfully made false, fictitious, or fraudulent statements or representations, or used any false writing or document knowing that the writing or document contains any false fictitious or fraudulent statement or entry; and that I consent to be legally obligated to do so within 7 calendar days of receiving such a request from the Commission.

Signature	Date June 15, 2013

A.  Introduction

This complaint is filed by Brian Pardo (“Complainant”) in his individual capacity. Complainant is the chairman and chief executive officer of Life Partners Holdings, Inc. (“Life Partners”), a public company. He owns slightly more that 50% of the common stock of Life Partners. Life Partners is a specialty financial services company and the parent company of Life Partners, Inc. (“LPI”). LPI is engaged in the secondary market for life insurance known generally as “life settlements.” It facilitates the sale of life settlements between sellers and purchasers, but does not take possession or control of the policies.

Life Partners is a microcap stock with 18.4 million issued shares. The stock certificates for more of than half of these shares are physically in the custody of Complainant and thus are unavailable for trading. Accordingly, Life Partners has a real float of approximately 9.2 million shares. Life Partners’ stock is hard-to-borrow and usually less than one million shares are available for borrowing. In the twelve-month period before September 2012, Life Partners’ stock had an average daily trading volume of 112,000 shares.

The complaint presents concrete facts which demonstrate that market participants, identifiable through blue sheets, manipulated the price of Life Partners stock on September 26 and 27, 2012, through massive naked short selling in violation of Regulation SHO (“Reg SHO”). A public announcement of highly favorable news after the market close on September 25, 2012, generated strong upward pressure on the stock price when the market opened on September 26. Over the next two days, approximately 15.2 million shares changed hands. The upside pressure was resisted by aggressive short selling at the bid from the moment the market opened on September 26 and continued unabated until a price reversal on September 27. Over these two days, at least 2.16 shares were shorted at the bid, a type of trade which fits within no exception to the borrow requirements of Rule 203. Altogether, a staggering 6.96 million shares were sold short over the two days.

The probability that the short sale 6.96 million shares involved major violations of Reg SHO seems incontrovertible. As discussed below, millions of shares could not qualify under any exception to the stock borrowing requirements of Rule 203. At the time of the shorts, there were no more than 1 million shares available to be borrowed and perhaps none. Major violations of Rule 203 are therefore a virtual certainty.

Likewise, it is highly probable that there were massive violations of Rule 204, which requires the delivery of the shares by the settlement date. Logically, the 6.96 million shares should have resulted in some increase to the amount of shares on loan. However, by October 3, 2012, the day after the settlement date for the trades on September 27, the amount of shares on loan had only increased by 27,600 shares. Accordingly, to the extent that shorts were not covered by the settlement date, they were naked and in violation of Rule 204. Given the ruses commonly used to conceal Rule 204 violations, it is meaningless that the violations did not appear as failures to deliver is meaningless.

1

Complainant respectfully submits that the facts and Reg SHO violations presented in this complaint offer the SEC a unique opportunity to optimize its limited resources to efficiently enforce Reg SHO. The alleged Rule 203 violations took place over two days. The enormous volume and the lack of available stock to borrow should simplify the task of identifying the culprits. Trading records by themselves, e.g., 2.16 million shorts at the bid, establish no exception to Rule 203 could be available. Hence, the only issue is how the broker-dealers got locates when there wasn’t enough stock to go around. It is likely a few broker-dealers dominated the short sales on September 26 and 27. Their identities are easily obtained through blue sheet requests. Further, Complainant expects to file an amendment within a few weeks identifying at least one of the suspected culprits.

In a broader context, this whistleblower complaint involves a type of violation which appears to be unchecked by existing regulatory prohibitions and enforcement. As discussed below, the FINRA settlements with UBS and Credit Suisse speak to the enormous magnitude of naked short selling. The SEC settlement with the Chicago Board Options Exchange tells how an SRO was compromised by those who engage in naked short selling. An investigation of the allegations in this whistleblower complaint promises to provide the SEC with an opportunity to contain naked short selling while getting better insights into how naked shorting is being used to afflict small public companies.

B.  The Mystery Surrounding Regulation SHO

Though Reg SHO may not read like a mystery novel, it is nonetheless at the core of the mystery that would challenge the skills of Sherlock Holmes to solve. That mystery boils down to this: how could UBS Securities, the brokerage arm of a $2 trillion financial institution, sell counterfeit stock in tens of millions of transactions for five years without being caught by the SEC, FINRA or exchanges executing the trades? In its October 2011 settlement with FINRA, UBS signed off on committing approximately 30 different classes of Reg SHO violations1 in tens of millions of transactions over the five-year period from January 2005 through December 2010. It is hard to dream up a type of Rule 203 violation that UBS did not in fact develop into a full blown practice.

    1 UBS had no supervisory structure for the supervision of traders, no established procedures for the enforcement of Reg SHO, no reports on the compliance with Reg SHO, no IT system to enforce Reg SHO, no compliance monitoring program. As a consequence, the settlement agreement describes a total breakdown of compliance with Rule 203: UBS misapplied exceptions; it included threshold and hard-to-borrow (“HTB”) stocks on its easy-to-borrow (“ETB”) list. It circulated stale ETB stock lists and incorporated stale threshold lists into the ETB lists, failing to properly construct and distribute ETB lists. It allowed 270 clients to bypass any compliance with Reg SHO. Its order systems were not designed to prevent short sales without locates and it incorrectly programmed certain accounts and strategies. It failed to maintain independent aggregation units in violation of rule 200 (f). It incorrectly marked short sales as long sales in its blue sheet submissions and inaccurately reported trades to FINRA. UBS also improperly treated short sales in exchange traded funds as exceptions to the locate requirement. As a consequence, it failed to maintain its books and records accurately as required by Section 17(a) of the Exchange Act. It failed to maintain a reasonable supervisory system of Reg SHO compliance, to adequately educate and train its personnel regarding compliance with Reg SHO, to maintain adequate and accurate written plans of organization. The list of violations is nearly endless. Financial Industry Regulatory Authority Letter of Acceptance, Waiver and Consent No. 20080144511, (“UBS settlement”) available at http://www.finra.org/web/groups/industry/@ip/@enf/@ad/documents/industry/p124887.pdf.

2

The magnitude of these violations may be more easily grasped if thought of as the dollar value of the counterfeit stock created. Under the conservative assumption that the average size of each trade was 100 shares and the average price was $10, the average transaction would have created $1,000 worth of counterfeit stock. Since UBS engaged in tens of millions transactions creating counterfeit stock, it created counterfeit stock pretending to be worth tens of billions of dollars. By way of example only, if UBS created counterfeit stock in 50 million transactions, it would have created $50 billion in counterfeit stock. If the assumptions are less conservative, the $50 billion, of course, goes higher.

Perhaps one fair question to FINRA would have been: How much counterfeit stock, measured in dollars, did UBS create? The likely answer is that FINRA could not ascertain the dollar value of the counterfeit stock created, because the best it could do in counting the number of violations was to estimate that they ran into the tens of millions. Even more remarkable, FINRA could not fix a date when the violations had stopped.2

It is clear, however, that the violations did not merely harm a public company or two. Rather, UBS’ violations had the promise to destabilize the system itself. In the settlement agreement, UBS concedes that the “duration, scope and volume of the trading [violations] created a potential for harm to the integrity of the market (emphasis added).”3 The only aspect of the settlement more stunning than the scope of UBS’s violations—whose sale of counterfeit stock threatened the integrity of the capital markets—was the tiny fine paid by this $2 trillion company: $8 million.

2 The agreement repeatedly states that some of the violations lasted at least until December 2010. Id.

3 Id., at 3.

3

UBS was not alone in committing massive violations of Reg SHO. A settlement in a second case, FINRA v. Credit Suisse Securities (“Credit Suisse”), tells how Credit Suisse took second prize behind UBS for engaging in wholesale violations of Reg SHO involving abusive short sales during the four-and-a-half-year period from June 2005 through December 2010. According to FINRA, Credit Suisse “violated Rule 203(b)(1) of Reg SHO by entering more than ten million short sale orders without locates during the Relevant Period [June 2005 through December 2010].”4 In all, Credit Suisse also signed off on committing approximately 30 classes of violations directly or indirectly relating to Reg SHO.5 Using the same conservative assumptions as before, Credit Suisse’s “ten million short sale orders without locates” likely effectively created at least $10 billion in counterfeit stock. Once again, the scope and volume of the violations raise serious concerns regarding the effectiveness of the regulatory system designed to stop naked short selling.

The UBS-Credit Suisse naked short selling duet raises a deeper concern: how many more cockroaches are in the cupboard? How many other megabanks through their affiliated broker-dealers created tens of billions of dollars in counterfeit stock? When a broker-dealer affiliated with a mega-bank found a cash cow, legal or not, the others were soon to follow. The creation of toxic debt, LIBOR rates, insider-trading, and market timing and late trading illustrate this pattern. Now, with two cockroaches in the cupboard, the classic pattern is beginning to form. The SEC’s recent settlement with the Chicago Board Options Exchange establishes that one of the SEC’s deputies, a Self Regulatory Organization, which is supposed to help the SEC enforce the securities acts, was compromised and participated in the very violations it was supposed to prohibit.6

4 Financial Industry Regulatory Authority Letter of Acceptance, Waiver and Consent No. 20080144512, (“Credit Suisse settlement”) at 9-10; available at http://www.finra.org/web/groups/industry/@ip/@enf/@ad/documents/industry/p125336.pdf.

5 Credit Suisse failed to comply with Reg SHO’s locate and order marking requirements due to its failure to decrease available locate shares to account for short sale orders entered but unexecuted; programming errors that resulted in trading systems failing to recognize the rejection of locate requests and/or using prior days’ locate approvals; misapplication of the bona-fide market maker exception to the locate requirement; trading systems and traders mismarking sale orders; and the failure to adequately supervise locates and order marking. As a result, Credit Suisse improperly entered proprietary short sale orders without having reasonable grounds to believe that the securities being sold would be available for delivery. A number of these improper short sale orders were in HTB and threshold securities. Credit Suisse also mismarked sale orders, including short sales mismarked as long sales, resulting in additional violations of Reg SHO’s locate requirement. As a consequence, Credit Suisse also had reporting and recordkeeping violations. Credit Suisse’s mismarked sale orders flowed through to the Firm’s blue sheet submissions, causing it to make inaccurate submissions of trading data to FINRA. The mismarked sale orders caused Credit Suisse to inaccurately report such. Credit Suisse also failed to create and maintain an accurate record of its mismarked sale orders. Its deficient Reg SHO supervisory system resulted in supervisory failures of multiple aggregation units and trading desks which executed both proprietary and customer orders. These supervisory deficiencies included, among other areas, the failure to: detect or prevent the entry of short sales without locates, detect and prevent mismarked orders, and prevent and detect trading system programming issues that contributed to the locate and order marking violations. Credit Suisse failed to establish and maintain: reasonable and adequate supervisory procedures for compliance with the locate and order marking requirements of Reg SHO; adequate IT control procedures relating to Reg SHO; and an adequate Reg SHO compliance program. Credit Suisse settlement, id.

6 In the Matter of Chicago Board Options Exchange, Inc. et al., Securities Exchange Act Release No. 69726, June 11, 2013.

4

Supposedly, Reg SHO should have kept UBS and Credit Suisse in check. The regulation was not untested when it became operative in January 2005. It incorporated the SEC’s enforcement experience with earlier regulations designed to curb naked short selling.7 The SEC released the preliminary version of Reg SHO on October 28, 2003.8 It then went through a fourteen-month trial process before it became operative on January 1, 2005. Since then, it has been refined from time to time to work out the kinks.9 It was significantly amended in October 2008 to stop the naked shorts which were destabilizing the nation’s investment banks during the financial crisis.10

Yet, UBS and Credit Suisse were able to engage in massive violations of Reg SHO for years after the regulation became operative, including twenty-seven months after the 2008 amendments were supposed to have cured the flaws in Reg SHO. The relevance of UBSs’ and Credit Suisse’s flagrant, massive and broad violations of Reg SHO to this complaint will be addressed below, but first some background on Reg SHO and the regulatory effort to contain naked short selling.

That history begins in 1985 when the NASD commissioned Irving M. Pollack (“Pollack”)to conduct a study of short selling (“Pollack study”). In his report, Pollack drew the conclusion: “The fail-to-deliver / fail-to-receive problem has the potential for causing serious difficulties in a lengthy bear market.”11 Pollack also warned of the magnitude of the consequences of naked short selling: “[T]he fact that there is no automatic mechanism preventing the substantial buildup of short positions at the clearing corporation and of fails to receive in the brokerage firms carries the potential for serious problems, particularly in the event of crisis market conditions.”12 Pollack’s wording would prove prophetic two decades later in 2008, when giant investment banks began to collapse due in part to naked short selling.

The SEC rolled out its comprehensive solution to naked short selling when it released the preliminary version of Reg SHO on October 28, 2003.13 The summary to the release of Reg SHO explained its purpose as follows:

7 Short Sales File No. S7-23-03 SEC Release No. 34-48709; 2003 SEC LEXIS 2594 (Oct. 28, 2003): “The Securities and Exchange Commission (Commission) is publishing for public comment new Regulation SHO, under the Securities Exchange Act of 1934 (Exchange Act), which would replace Rules 3b-3, 10a-1, and 10a-2.” Available at http://www.sec.gov/rules/proposed/34-48709.htm.

8 Id.

9 See for example: Amendments to Regulation SHO, SEC Release No. 34-54154, (July 14, 2006); Regulation SHO and Rule 10a-1, SEC Release No. 34-55970, 2007 SEC LEXIS 1398 (June 28, 2007); and Amendments to Regulation SHO, SEC Release No. 34-56212, 2007 SEC LEXIS 1754 (Aug 7, 2007).

10 See Amendments to Regulation SHO, File No. S7-19-07, SEC Release No. 34-58775, 2008 SEC LEXIS 2319 (Oct. 14, 2008).

11 Irving M. Pollack, Short-sale Regulation of NASDAQ Securities, July 1986. See

http://finra.complinet.com/en/display/display_main.html?rbid=2403&element_id=1359&print=1.

12 Id.

13 “On October 28, 2003, the Commission published for public comment a proposed rule, Regulation SHO, on short sales.” Related to Proposed Short Sale Rule, Regulation SHO, Replacing Rules 3b-3, 10a-1, 10a-2 and Amending Rule 105 of Regulation M, Securities Exchange Act of 1934 Release No. 48709, 2004 SEC LEXIS 1674 (July 28, 2004).

5

Proposed Regulation SHO would, among other things, require short sellers in all equity securities to locate securities to borrow before selling, and would also impose strict delivery requirements on securities where many sellers have failed to deliver the securities. In part, this action is designed to address the problem of “naked” short selling.14

The final rule became operative on January 1, 2005. In the commentary accompanying the final rule, the SEC expressed its optimism that Reg SHO would contain naked short selling:

As adopted, Rule 203 creates a uniform Commission rule requiring broker-dealers, prior to effecting short sales in all equity securities, to “locate” securities available for borrowing, and imposes additional delivery requirements on broker-dealers for securities in which a substantial amount of failures to deliver have occurred (“threshold securities”). We believe that strong and uniform requirements in this area will reduce short selling abuses. The locate and delivery requirements will act as a restriction on so-called “naked” short selling.15

The SEC’s minimal enforcement of Reg SHO from January 2005 until the financial crisis in September 2008 implies its continuing belief that Reg SHO had, in fact, contained naked short selling. This theme was also expressed in the first two SEC administrative cases to mention Reg SHO after its adoption. In both cases, SEC administrative judges were dismissive of contentions that public companies were being ravaged by naked short selling.16 These decisions seemed to say that naked short selling could not be occurring, because Reg SHO had prohibited it. In 2007, the SEC brought two administrative proceedings to enforce Reg SHO.17 In Both cases the Reg SHO violations were limited to falsely marking short sales as long sales.

14 Id.

15 Id.

16 In the Matter of Vladlen “Larry” Vindman, Securities Act Release No. 8679, 2006 SEC LEXIS 862 at 28, (April 14, 2006) relegated the issue to a footnote:

Although “naked short selling” is not a defined term in the federal securities laws, the Commission has taken regulatory action to reduce short selling abuses. See Short Sales, Exchange Act Rel. No. 50103 (Aug. 6, 2004), 83 SEC Docket 1492, 1493 (noting that location and delivery requirements of Regulation SHO “will act as a restriction on so-called 'naked' short selling”)

See also: In the Matter of Eagletech Communications, Inc., Initial Decisions Release No. 287, 2005 SEC LEXIS 1318 (June 7, 2005); In the Matter of Eagletech Communications, Inc. Exchange Act Release No. 54095, 2006 SEC LEXIS 1534 (July 5, 2006).

17 Sandell Asset Management Corp., et al., Securities Act Release No. 8857, 2007 SEC LEXIS 2377, (Oct. 10, 2007) and In the Matter of Goldman Sachs Execution & Clearing, L.P., Securities Exchange Act Release No. 55465, (March 14, 2007).

6

In sum, the SEC’s narrow enforcement of Reg SHO during this period gave no clue that naked short selling was festering in the shadows, invisible to public companies afflicted by it. Those who claimed naked short selling was diminishing shareholder value were seen as crackpots.18 Few saw naked short selling as a serious risk to public companies, and virtually none saw it as a systemic risk that could threaten the capital markets. Until 2008, it was believed that the victims of naked short selling had been a few, if any, relatively small public companies.

This abruptly changed in September 2008 when the chief executive officers of some of the world’s largest investment banks frantically sought protection from Congress and the SEC from the naked short selling which was causing the banks to collapse. For the first time, it was not merely the small cap and micro cap public companies whose stock value was hammered by naked short selling. Instead, naked short selling was triggering the failures of the nation’s oldest and biggest investment banks: Bear Stearns,19 Merrill Lynch,20 and Lehman Brothers.21 The warning by Pollack two decades earlier that naked short selling “carries the potential for serious problems, particularly in the event of crisis market conditions” had come true.22

The voices of the CEOs reached a crescendo after three huge banks had failed, leaving Morgan Stanley and Goldman Sachs teetering at the edge of the abyss. Time Magazine quoted from a memo John Mack, CEO of Morgan Stanley, had sent to employees: ‘“What’s happening out there? It's very clear to me — we’re in the midst of a market controlled by fear and rumors, and short sellers are driving our stock down,’ fumed John Mack.”23 On September 17, 2008, Barron’s reported: “[T]he Securities & Exchange Commission’s head Christopher Cox is investigating naked short selling of shares of Morgan Stanley and Goldman Sachs after receiving calls from Morgan Stanley CEO John Mac [sic] about improper short-selling that was responsible for the stock’s nearly 30% decline today.”24

    18 “The crackpot anti-naked-shorting conspiracy campaign scored a major victory yesterday.” Gary Weiss, Crackpot Victory in Utah, May 25, 2006, available at http://garyweiss.blogspot.com/2006/05/crackpot-victory-in- utah.html.

19 “Any investigating commission must examine the role of short selling, especially naked short selling, in deepening the crisis. Did short selling ultimately cause the collapse of Bear Stearns Cos., Lehman Brothers Holdings Inc. and the near death of American International Group Inc.?” Keeping Markets Vital, Pensions and Investments, Sep. 29, 2008.

20 “Investors like Hardesty contend that naked short-selling, if left unchecked, would have given hedge funds and other aggressive short sellers an unfair advantage to attack other victims after Lehman Brothers, Merrill Lynch…were said to be among the likely targets.” Naked Short-Selling Blamed in Wall St Crisis, The New Zealand Herald, Sep. 16, 2008.

21 Lehman’s demise was brought on by many destabilizing factors — the collapse of the real estate market, naked short attacks, false rumors, widening spreads on credit default swaps, rating agency downgrades, a loss of confidence by clients and counterparties, and buyers sitting on the sidelines waiting for an assisted deal.

Lehman Bros. CEO Testifies, CNBC/Dow Jones Business Video, Oct. 6, 2008.

22 Supra, n. 10.

23 Bill Saporito, Are Short Sellers to Blame for the Financial Crisis? Time Magazine, Sep 18, 2008, available at http://www.time.com/time/business/article/0,8599,1842499,00.html.

24 CNBC: SEC Investigating Shorting of Morgan, Goldman, Barrons.com, Sep. 17, 2008; available at: http://blogs.barrons.com/stockstowatchtoday/2008/09/17/cnbc-sec-investigating-short-selling-of-morgan-goldman/.

7

The claims of the banks’ CEOs brought instant credibility to the notion that naked short selling could destroy public companies, even huge ones if the time was ripe. But the failing banks had special credibility. Bear Stearns, Lehman Brothers and Merrill Lynch all had their own proprietary desks manned by astute traders who had the skill and technology to recognize naked short selling. Each bank also had affiliated broker-dealers whose traders made markets in thousands of public companies. No one was better equipped than these huge banks to grasp that the unthinkable happened; they were now in the crosshairs of traders who were pulling the trigger on naked short sales. More than likely, these banks through their proprietary desks and affiliated brokerage firms had pulled the trigger on naked short selling aimed at other public companies in the past.

The SEC quickly recognized the credibility and urgency of Morgan Stanley’s and Goldman Sachs’s pleas for help, particularly in view of the fact that three other banks had so quickly failed. The SEC responded with a series of emergency orders and amendments. The release on October 14, 2008, described how naked short selling could cause a downward price spiral:

To the extent that fails to deliver might be part of manipulative “naked” short selling, which could be used as a tool to drive down a company's stock price, such fails to deliver may undermine the confidence of investors. These investors, in turn, may be reluctant to commit capital to an issuer they believe to be subject to such manipulative conduct. In addition, issuers may believe that they have suffered unwarranted reputational damage due to investors’ negative perceptions regarding fails to deliver in the issuer's security. Unwarranted reputational damage caused by fails to deliver might have an adverse impact on the security's price (footnotes omitted).25

One focus of the amendments was to eliminate the options market maker exception. The summary to the 2008 amendment explained the purpose of the amendment as follows:

SUMMARY: The Securities and Exchange Commission (“Commission”) is adopting amendments to Regulation SHO under the Securities Exchange Act of 1934 (“Exchange Act”). The amendments are intended to further reduce the number of persistent fails to deliver in certain equity securities by eliminating the options market maker exception to the close-out requirement of Regulation SHO. As a result of the amendments, fails to deliver in threshold securities that result from hedging activities by options market makers will no longer be excepted from Regulation SHO’s close-out requirement. The Commission is also providing guidance regarding bona fide market making activities for purposes of the market maker exception to Regulation SHO's locate requirement.26

25 Amendments to Regulation SHO, SEC Release No. 34-58775, 2008 SEC LEXIS 2319 (Oct. 14, 2008) at 10-11.

26 Id., at 1.

8

The amendments to Reg SHO also added Rule 204. The release explained the purpose of the new rule as follows:

SUMMARY: The Securities and Exchange Commission (“Commission”) is adopting an interim final temporary rule … to address abusive “naked” short selling in all equity securities by requiring that participants of a clearing agency registered with the Commission deliver securities by settlement date, or if the participants have not delivered shares by settlement date, immediately purchase or borrow securities to close out the fail to deliver position by no later than the beginning of regular trading hours on the settlement day following the day the participant incurred the fail to deliver position.27

After the 2008 amendments were adopted, the cases filed by the SEC again gave the impression that naked short selling was more an irritant than a serious threat to public companies. It brought two classes of cases to enforce Reg SHO: one alleged intentional violations against minor market participants who used options to circumvent Reg SHO,28 and the other alleged inadvertent and narrow violations against broker-dealers affiliated with large investment banks.29 None of these cases hinted that the violations of Reg SHO were systemic or created a risk to the stability of the capital markets.

The FINRA settlements with UBS and Credit Suisse in late 2011 were game changers in defining the magnitude of counterfeit stock which giant broker-dealers could create. The number of violations–in tens of millions–and the scope of the violations–approximately 30 classes–raise one overarching question: how did SEC, FINRA, the Depository Trust & Clearing Corporation (“DTCC”), and the exchanges overlook the creation of tens of millions of violations by UBS and Credit Suisse which went on for half a decade? Given the lack of transparency in short sale trading and the vagueness baked into the rules, failure to detect these violations is somewhat understandable. However, that lack of market transparency in short sale trading and the lack of clarity in the rules effectively combine to make compliance with Reg SHO a form of self-regulation. The notion that Wall Street banks and hedge funds can self-regulate was disproved in 1929 and again in 2008.

27 Amendments to Regulation SHO, SEC Release No. 34-58773, 2008 SEC LEXIS 2320 (Oct. 14, 2008) at 1.

28 In the Matter of Gary S. Bell, Exchange Act Release No. 65941, 2011 SEC LEXIS 4379 (Dec. 13, 2011); In the Matter of Peter J. Bottini, et al., Exchange Act Release No. 66814, 2012 SEC LEXIS 1223 (April 16, 2012); In the Matter of Jeffrey A. Wolfson, et al., Exchange Act Release No. 66283, 2012 SEC LEXIS 350 (Jan. 31, 2012); In the Matter of Rhino Trading, et al., Exchange Act Release No. 60941, 2009 SEC LEXIS 3925 (Nov. 4, 2009); In the Matter of Hazan Capital Management, LLC et al., Exchange Act Release No. 60441, 2009 SEC LEXIS 2722 (Aug 5, 2009); In the Matter of TJM Proprietary Trading, LLC, et al., Exchange Act Release No. 60440, 2009 SEC LEXIS 2721 (Aug 5, 2009); In the Matter of OptionsXpress, Inc., et al., Exchange Act Release No. 66815, 2012 SEC LEXIS 1222 (April 16, 2012); and In the Matter of Jeffrey A. Wolfson, Exchange Act Release No. 67451, 2012 SEC LEXIS 2265 (July 17, 2012).

29 In the Matter of Goldman Sachs Execution & Clearing, L.P., Exchange Act Release No. 62025 (May 4, 2010) and In the Matter of UBS Securities LLC, Exchange Act Release No. 65733 (Nov. 10, 2011).

9

C.  Why Life Partners is a Favorite Target for Naked Short Selling

Just as unscrupulous market players victimized investment banks with naked short selling in 2008, they are now targeting Life Partners. The SEC has already found that Life Partners is one of thirteen public companies whose stock has been targeted by a naked short selling scheme carried out by optionsXpress, one of its executives, and half a dozen of its customers over a fifteen-month period, from November 20, 2008, through March 18, 2010, In the Matter of optionsXpress Inc., et al., Exchange Act Release No. 66815, 2012 SEC LEXIS 1222 (April 16, 2012). Chief Administrative Law Judge Brenda Murray issued a 275-page decision on June 7, 2013, finding that the optionsXpress cabal had violated the antifraud provisions of Section 17(a) of the Securities Act of 1933 and Section 10(b) of the Securities Exchange Act of 1934 and Rules 10(b)(5) and 10(b)-21.30 The choice of Life Partners as a target was not inadvertent; it was not selected by tossing darts at a board.

Unfortunately, Life Partners fits the profile of the public company preferred by those who engage in naked short selling, according to a recently published study, Predictors of Naked Short Selling: Analyzing Delivery Failures in U.S. Stock Markets by Paul Ziegler and Terry Truitt.31 The study focused on the “predictive power of certain stock trading characteristics and their correlation with post-transaction delivery failures.”32 Failures to deliver are sufficient though not necessary to presumptively establish a Rule 204 violation and thus a litmus paper test for the presence of naked short selling.33 The study identified six factors which were predictive of which public companies’ stocks suffer failures to deliver and thus naked short selling. They are:

1)	There exists an inverse relationship between a stock’s average daily trading volume and an increase in the average daily failures to deliver.
2)	There exists an inverse relationship between the number of outstanding shares of firms’ stock and an increase in the average daily failures to deliver.
3)	There exists a direct relationship between the percentage of insider ownership and an increase in the average failures to deliver.
4)	There exists an inverse relationship between the percentage of institutional ownership and an increase in the average failures to deliver.

[30]	Regarding Jonathan I. Feldman, a customer of optionsXpress, Judge Murray’s decision observed:

The options market, like other securities markets, operates on the understanding that sellers of securities will settle with delivery on the required date. Feldman's actions constitute fraud because by writing calls he represented to the market as a whole and to purchasers of his deep-in-the-money calls that he was going to make delivery if his calls were exercised and assigned when he had no intention of doing so, and, in fact, by entering buy-writes, he did not cover his short position.

In the Matter of optionsXpress, Inc., et al., IDR Release No. 490, 2013 SEC LEXIS 1643 (June 7, 2013), at 233.

31 Paul Ziegler and Terry Truitt, Predictors of Naked Short Selling: Analyzing Delivery Failures in U.S. Stock Markets, Research in Business & Economics Journal, Jan 2013, Vol. 7, p. 40 available at http://www.aabri.com/manuscripts/121208.pdf.

32 Id. at 2.

33 Failures to deliver are of course not an element of a Rule 203 violation.

10

5)	There exists an inverse relationship between the availability of listed options for a stock and an increase in the average failures to deliver.
6)	There exists a direct relationship between a stock’s short interest and an increase in the average daily failures to deliver.[34]

Life Partners gets a perfect score—six out of six. It has a low average daily trading volume, 112,000 shares per day during the twelve months prior to September 2012.35 It has a small float available for trading, approximately 9.2 million shares.36 There is a high ownership of the stock by insiders, more than 50%. There is a low institutional ownership, approximately 13%. There is low availability of listed options. Finally, there is a relatively high level of short interest in the stock.37

Complainant has submitted FOIA requests to the SEC to obtain additional information regarding the records in the optionsXpress case. The case was the subject of a four-day public hearing in September 2012. Very likely, testimony was taken regarding the selection of the stocks that were chosen for naked short selling. Complainant’s requests for these records were effectively denied, even though all of the records relate to a public proceeding.38 It is probable that these records will provide additional insights into why those engaged in naked short selling find Life Partners a favorite target.

D.  The Prohibitions of Reg SHO Are Muted Because the Violations Are Invisible

The UBS and Credit Suisse cases highlight the lack of transparency in every nook and cranny in the stock trading system when a short sale passes through it. By inadvertence or design, the lights are switched off for short sales as they are electronically processed by the executing broker, the clearing broker, the exchanges, and the DTCC.

34 Id., at 6. The study included an analysis of seven factors, but concluded that one of those factors—the number of outstanding shares—was not a significant factor.

35 This is the average daily volume according to a report provided by a representative of the NASDAQ. A copy of that report is attached hereto as Exhibit 1

36 There is a total float of 18.4 million shares, but stock certificates for 9.2 million shares are in physical possession of Brian Pardo, Chairman of Life Partners, and thus are not available for trading.

37 Complainant is in possession of proprietary information which states that Life Partners had an average rebate rate of 21.5%, which indicates that little stock is available for borrowing.

38 The SEC’s FOIA Office informed FOIA requester Brian Pardo that it would redact all names from the records in these proceedings it would release. The decision of the FOIA Office is on appeal to the SEC’s Office of the General Counsel. A civil action will likely be filed to obtain these and other relevant records if they are not released during the appeal process

11

And the lack of transparency continues even when enforcement cases are made public. Despite the tens of millions of violations of Reg SHO admitted by UBS and Credit Suisse, not a single public company was identified as a victim of those violations. Although at least 270 UBS customers participated in those violations, none were identified. The same is true of the SEC’s releases describing its settlements with Goldman Sachs in 200739 and 2010,40 and UBS in 2011.41 The silence around Reg SHO violations is deafening, and that silence is inexplicable in view of the potential harm those violations can cause. Again, according to the FINRA-UBS settlement, “The duration, scope and volume of the trading created a potential for harm to the integrity of the market.”42

Not surprisingly, the only real outcry from public companies came in 2008, when the nation’s giant investment banks began to fail one after the other. This was no coincidence. These are perhaps the only public companies equipped to track the naked short selling by the massive financial institutions through their proprietary desks and affiliated brokerage firms. Had those who engage in naked short selling not chosen the banks as victims, the scope of these violations would likely remain unknown, except of course to those who are committing them. Now that those banks are prospering again, there is little motivation for them to speak publicly about naked short selling.

Aside from the banks, few public companies have ever pursued claims against the culprits who routinely engage in naked short selling. They lack the tools necessary to detect naked short selling and violations of Reg SHO, much less prove it. Not surprisingly, the information needed to uncover the culprits engaged in naked shorting is withheld by the DTCC, the megabanks with their affiliated broker-dealers who consummate the trades.

In sum, the system itself is designed so public companies can never know whether they are being victimized by naked short selling. The words of Ferdinand Pecora ring true when it comes to the opaque market system were counterfeit stock is created: “The Public was always in the dark. It could not tell whether sales were due merely to the ‘free play of supply and demand,’ or whether they were the product of manipulated activities…It all looks alike on the ticker (emphasis added).” 43 In this case, the phrase “public companies” may be substituted for the “Public” without losing one degree of accuracy.

39 In the Matter of Goldman Sachs Execution & Clearing, L.P., Securities Exchange Act Release No. 55465, (March 14, 2007).

40 In the Matter of Goldman Sachs Execution & Clearing, L.P., Securities Exchange Act Release No. 62025, 2010 SEC LEXIS 1601 (May 4, 2010).

41 In the Matter of UBS Securities LLC, Securities Exchange Act Release No. 65733, 2011 SEC LEXIS 3985

(Nov. 10, 2011).

42 Supra, n. 3.

43 Ferdinand Pecora, Wall Street under Oath: The Story of Our Modern Money Changers, at 267.

12

The compelling evidence supporting this whistleblower complaint arises out of unique circumstances. An extraordinary news event triggered trading on September 26 and 27, 2012, which was approximately 67 times (6,700%) greater than the average daily trade volume for Life Partners’ stock. Some 15.2 million shares that traded on those two days in comparison with the average daily trade volume of 112,000 shares. Broker-dealers sold short an eye-popping 6.96 million shares on those two days. Accordingly, unless the short sales qualify for an exception under Rule 203, the broker-dealers were obligated to borrow or locate an equal number of shares to be delivered at the closing. As discussed below, this was impossible because there were, at most, one million shares available for lending and probably far less.44 Further, despite the short sales of 6.96 million shares, only 27,000 shares were actually borrowed.45 Hence, the evidence clearly points to the conclusion that broker-dealers engaged in naked short sales of millions of shares of Life Partners’ stock, all in violation of Reg SHO.

Even though the concrete evidence points to massive violations of Reg SHO, the identity of the counterfeiters is still unknown. In essence, complainant has presented the SEC with a dead body with mortal wounds that could not have been self-inflicted. However, given the lack of transparency that surrounds naked short selling, which is baked into the system, it logically follows that the identity of those players has been well-concealed. These facts require a thorough investigation.

The system seems designed to conceal the identity of the counterfeiters. A June 2009 study, Analysis of Twenty-First Century Risks in Light of the Recent Market Collapse, commissioned by the U.S. Department of Defense addressed how the lack of transparency makes it impossible to identify those responsible for the bear raids of the nation’s investment banks during the financial crisis. The report observed:

While substantial, unusual trading activity can be identified, the source of the bear raids has not been traceable to date due to serious transparency gaps for hedge funds, trading pools, sponsored access, and sovereign wealth funds. What can be demonstrated, however, is that two relatively small broker dealers emerged virtually overnight to trade “trillions of dollars worth of U.S. blue chip companies. They are the number one traders in all financial companies that collapsed or are now financially supported by the U.S. government. Trading by the firms has grown exponentially while the markets have lost trillions of dollars in value (emphasis in the original).”46

Naked short selling occurs in the shadows, where it is too dark to see. It is dark because the government and private entities regulating the markets have turned off the lights where this trading occurs. The light with the highest wattage was switched off by the DTCC. It has a virtual monopoly in clearing and settling all the stock trades in the US, with the exception of internalized trades which broker-dealers need not report to it. The DTCC refuses to provide public companies with any useful information regarding violations of Reg SHO and naked short selling, unless it is ordered to do so by a court. As a private institution, the DTCC is not subject to FOIA. Consequently, absent a court order, every window into the DTCC is shuttered from the view of every public company.

44 Complainant’s counsel, Gary Aguirre, is in possession of data from a proprietary source indicating the amount of borrowable stock on September 25, 2012, the day before the short sale binge began. On that date, there was somewhere between zero and one million shares available for borrowing. The company that provided this data to Complainant for a fee has been requested to consent to Complainant providing this data to the SEC. Thus far, it has not consented. Complainant’s counsel is informed that the company is owned by a consortium of large broker-dealers and former principals in large broker-dealers.

45 Id.

46 Kevin D. Freeman, CFA, Economic Warfare: Risks and Responses; Analysis of Twenty-First Century Risks in Light of the Recent Market Collapse, June 2009, available at http://www.vectorpub.com/economic-warfare-risks-and-responses-by-kevin-d-freeman.pdf.

13

The DTCC stance on naked short selling is boldly stated on its website, where it lists fourteen cases which were filed against it mostly by public companies. In a statement which provokes images of an 800-pound gorilla beating on its chest, the DTCC speaks of its win-loss record in these cases:

There have been 14 cases filed against DTCC involving naked short selling. All 14 cases have been either dismissed by the courts involved or withdrawn by the plaintiffs. In one case, the court allowed legal sanctions against the plaintiff, which allowed DTCC to seek partial reimbursement of its legal costs.47

According to its website, the DTCC is owned by “its principal users.”48 Its Board of Directors is dominated by the nation’s largest banks.49 UBS and probably Credit Suisse are two of the DTCC owners.50 These interrelationships offer a clue why the brokerage arms of these two megabanks were able to engage in tens of millions of violations of Reg SHO for four to five years without detection by the DTCC.

Likewise, virtually no useful information relevant to Reg SHO violations is available from the exchanges and trade reporting facilities. Only the NASDAQ, where approximately 15% of Life Partners’ stock is traded, provided any relevant data. In all, there are eleven exchanges and TRFs which report Life Partners’ stock trades. No informative data regarding the trading of Life Partners’ stock is available from the other ten trading centers. Since NASDAQ is the most lit trading center, a fact well-known to those who engage in naked short selling, it is not their favorite venue. As noted in a 2012 academic study, broker-dealers and their customers prefer more user-friendly venues like the CBOE51 where the rules are ignored so price manipulation through naked short sales can flourish.52 Not surprisingly, the largest number of short sales was conducted over the FINRA TRF,53 which has the least visibility of all of the trading centers.

47 See https://www.dtcc.com/leadership/issues/nss/cases.php.
48 http://www.dtcc.com/about/business/customers.php.

49 Of its nineteen directors, at least twelve are officers or former officers in the nation’s largest banks or broker-dealers. See http://www.dtcc.com/about/governance/board.php.

50 Supra, n. 47 and 48.

51 In the Matter of Chicago Board Options Exchange, Inc. et al., Securities Exchange Act Release No. 69726, June 11, 2013.

52 “During such price reversal episodes, short sellers actively consume bid side liquidity and tend to route their orders to venues that do not abide by the rules that restrict short sales.” Andriy Shkilko, Bonnie Van Ness, and Robert Van Ness, Price-destabilizing Short Selling, Financial Management, Vol. 41, No. 2, summer 2012; available at http://www.researchgate.net/publication/228985117_Price- destabilizing_short_selling/file/79e4150b8af163074a.pdf.

53 See Exhibit 2, a summary of the short sales in September 2012 by trading center.

14

A case recently filed by the SEC, In the Matter of CBOE,54 offers some insight why the exchanges are so reluctant to provide public companies with any information relating to short sales. Simply put, they are in on it. These are some of the relevant allegations by the SEC against the CBOE:

Not only did it fail to enforce the Commission’s rules by not adequately investigating a member firm’s compliance with Regulation SHO of the Exchange Act (“Reg. SHO”), CBOE’s conduct also interfered with the Commission’s Division of Enforcement (“Enforcement Division”) staff’s Reg. SHO investigation of the same member firm. This conduct was egregious. CBOE assisted that member firm by taking the unprecedented step of providing information for, and edits to, the member firm’s Wells submission to the Commission — even more troubling, the information and edits provided by CBOE resulted in the member firm providing the Commission with inaccurate and misleading information. When questioned by Enforcement Division staff about the underlying matter, CBOE failed to disclose that it had assisted the member firm with its Wells submission. CBOE also failed to enforce Reg. SHO because it employed a Reg. SHO surveillance program that failed to detect a single violation, despite numerous red flags that its members engaged in violative conduct (emphasis added).55

Unfortunately, the SEC has done little to bring transparency to short selling. Its Form 13-F does not even require hedge funds and other financial institutions to disclose their short positions. Indeed, Form 13-F can be used with impunity to mislead the public regarding a financial institution’s holdings, since its Form 13-F could disclose a long position, e.g., ownership of 100,000 of XYZ stock, but not reveal it had also shorted 100,000 of XYZ stock, and thus its net effectively balanced out to no holding.

More troublesome, in this case, the SEC has flaunted Complainant’s FOIA requests, which would shed light on the identity and practices of those engaged in naked short selling of Life Partners’ stock. By way of example, Complainant’s FOIA requests have sought records of the public proceedings in the Matter of optionsXpress.56 The SEC has alleged in that case that optionsXpress, a broker-dealer, and six of its customers violated Reg SHO by engaging in naked short selling in Life Partners’ stock among others. Yet, the SEC has refused to release the transcripts and pleadings in the case, which was open to the public, without redacting the names of all entities and institutions identified during those proceedings. The SEC responded in a similar way to thirty-seven other requests by Complainant for information probative of the naked short selling of Life Partners’ stock.

54 In the Matter of Chicago Board Options Exchange, Inc. et al., supra, n. 51.

55 Id., at 3.

56 In the Matter of optionsXpress Inc., et al., Exchange Act Release No. 66815, 2012 SEC LEXIS 1222 (April 16, 2012).

15

In another of those requests, Complainant sought records relating to any investigation of the DTCC for possible violations of Reg SHO. Initially, the SEC’s FOIA Office informed Complainant that the SEC had eighteen storage boxes responsive to this request and that the investigation related “to fraud in connection with the purchase or sale of a security.”57 When Complainant requested the release of the records of the DTCC investigation, the SEC produced a single page, the first page of the case closing report (“CCR”).58 The CCR gave the name of the case that was being closed as follows: “Depository Trust & Clearing Co.” The CCR confirms that the case was closed on March 31, 2010. Given the case number (HO-09973), the matter under inquiry was likely opened sometime in 2004. Accordingly, after the SEC conducted a six-year investigation of the DTCC involving possible violations of Reg SHO, it would release only one page of the records collected during the investigation. Once again, another regulator, this time the SEC, switched off the lights which could bring some visibility to the shadows where naked short selling has flourished to the point, as the FINRA-UBS settlement confirms, that it threatens the integrity of the capital markets themselves.

Except for the unique circumstances of this case, it is virtually impossible for a public company to establish its stock has been traded in violation of Reg SHO. First, none of the fourteen exchanges or TRFs identifies who engaged in a short sale. That is the first step for determining whether any exception under Rule 203 applies. Other than the NASDAQ, where only 15% of the trading in Life Partners’ stock takes place, none of the other ten trading centers provides any data whatsoever regarding the identity of any market participant on any trade. Assuming that a public company was able to identify who engaged in a short sale, which it is not, then it must ascertain whether the broker-dealer located borrowable stock, which is also nearly impossible to do. For all these reasons, public companies are generally at the mercy of the broker-dealers and their customers who engage in naked short selling. In essence, this is like a neighborhood in a high crime area with no street lights where the police rarely patrol and, when they do, few crimes are prosecuted. And when a rare prosecution take place, the court filings are sealed and the hearings are closed.

E. Exceptions to the Locate Requirement.

With narrow exceptions, Rule 203 of Reg SHO prohibits a broker-dealer from accepting a short sale before he borrows the stock, has an agreement to do so, or has reasonable grounds to believe the stock will be borrowed and delivered before the closing. In this case, if none of the narrow exceptions applied, the broker-dealers who placed the 6.96 million short sales had to locate 6.96 million shares of Life Partners’ stock that they reasonably believed would be delivered before the closing date.

57 See Exhibit 9, Email of Gary Aguirre to Jeffery Ovall, SEC FOIA Officer, dated December 27, 2012.

58 A copy of the case closing report is attached as Exhibit 8.

16

There are four exceptions to the locate requirements of Rule 203, but only one could conceivably have any relevance to the issues in this matter, the narrow bona fide market making exception codified in Rule 203(b)(2)(iii). Its application to the specific facts in this case will be addressed in Section G. Why the other three exceptions are not applicable in this matter will be addressed in this section.

The first exception codified in 203(b)(2)(i) reads:

A broker or dealer that has accepted a short sale order from another registered broker or dealer that is required to comply with paragraph (b)(1) of this section, unless the broker or dealer relying on this exception contractually undertook responsibility for compliance with paragraph (b)(1) of this section;

This exception deals with which of two brokers must do the locate. This may be an issue if the SEC were investigating two broker-dealers, one of whom accepted a short sale from the other. It could become an issue at a later point in this case. At this point, complainant merely contends that some broker-dealer had to do the locate. Put differently, if all the 6.96 million shares involved two brokers, in the absence of another exception, one of the two had to locate 6.96 million shares to be borrowed. That was impossible because, at most, there were no more than one million shares of lendable stock available and, more than likely, far less.

The second exception to the locate requirement is codified in 203(b)(2)(ii), which reads as follows:

(ii) Any sale of a security that a person is deemed to own pursuant to § 242.200, provided that the broker or dealer has been reasonably informed that the person intends to deliver such security as soon as all restrictions on delivery have been removed. If the person has not delivered such security within 35 days after the trade date, the broker-dealer that effected the sale must borrow securities or close out the short position by purchasing securities of like kind and quantity …

The 2004 release accompanying the final version of Reg SHO further narrowed the use of this exception as follows:

A third exception to the locate requirement covers situations where a broker effects a sale on behalf of a customer who owns the security pursuant to Rule 200, but through no fault of the customer or broker-dealer, it is not reasonably expected that the security will be in the possession or control of the broker-dealer by settlement date. Under the newly adopted marking requirement, this sale would be marked “short.” Such situations could include where a convertible security, option, or warrant has been tendered for conversion, but the underlying security is not reasonably expected to be received by settlement date.59

This rule has a very narrow application: where the seller owns the stock, but cannot make delivery before the closing date “through no fault of the customer or broker-dealer.”

59 Short Sales, File No. S7-23-03 SEC Release No. 34-50103, 2004 SEC LEXIS 1636 (July 28, 2004).

17

If the seller owns stock and can make delivery before the closing date, Rule 200(g)(1) kicks in. It provides that the broker-dealer may treat the trade as a long sale. In the SEC’s release on February 26, 2010, which amended Regulation SHO, it made the same distinction in giving guidance when the trade should be marked as a long or as a short:

Rule 200(g)(1) of Regulation SHO provides that a sale can be marked “long” only if the seller is deemed to own the security being sold and either (i) the security is in the broker-dealer’s physical possession or control; or (ii) it is reasonably expected that the security will be in the broker-dealer’s possession or control by settlement of the transaction. Thus, even where a seller owns a security, if delivery will be delayed, such as in the sale of formerly restricted securities pursuant to Rule 144 of the Securities Act of 1933, or where a convertible security, option, or warrant has been tendered for conversion or exchange, but the underlying security is not reasonably expected to be received by settlement date, such sales must be marked “short” (footnotes omitted).60

There was no restricted stock, convertible security, option or warrant that would have prevented the delivery of the stock. Consequently, the unique circumstances which would have required a broker-dealer to treat a sale by the owner of stock as a short would not have come into play on September 26 or 27.

The final exception is codified in 203(b)(2)(iv), which carves out an exception for “transactions in security futures.” Very simply, none of the trading on September 26 and 27 consisted of transactions in security futures. Rather, all of the trading was in stocks. Consequently, this exception has no application to the trading on September 26 and 27.

Again, this leaves only the bona fide market making exception codified in Rule 203(b)(2)(ii). The application of this rule is best discussed in the context of the facts of this case and thus will be addressed in Section G.

Another factor also narrowed the availability of locates on September 26 and 27. Life Partners’ stock was a “hard-to-borrow stock” throughout September 2012. The term “hard-to-borrow stock” was defined in a June 2013 SEC administrative decision as follows: “A hard-to-borrow stock is a stock for which there is a mismatch of demand and supply. Experts defined it as meaning a broker had to pay more to borrow it.”61 The phrase commonly used to describe the premium pay for hard-to-borrow stock is the negative rebate rate. Life Partners had an average negative rebate rate during September 2012 of 21.5%.62 Accordingly, brokers placing customer trades could not reuse locates. In its April 12, 2012, release, the SEC Division of Market Regulation explained this limitation for “hard-to-borrow” stocks:

60 Amendments to Regulation SHO, SEC Release No. 34-61595, 2010 SEC LEXIS 590 (Feb. 26, 2010).

61 In the Matter of optionsXpress, supra, n. 30, at 12.

62 The rebate rate on Life Partners’ stock on September 26 and 27, 2012, was averaging 20% and 23%, more than sufficient to qualify as a hard-to-borrow stock.

18

For a “hard to borrow” security or a threshold security, a broker-dealer may not re-apply a locate for intra-day buy-to cover trades. Without obtaining locates prior to each short sale in such securities in the scenario described above, it is unlikely that the broker-dealer executing such trades would have reasonable grounds to believe that such securities can be borrowed so that they can be delivered on the date that delivery is due on each trade.63

Accordingly, a broker-dealer who had received a short sale order, did a locate, executed the order and covered the order could not reuse the same locate in a subsequent short sale.

F.  There Was Not Enough Stock to Borrow and No One Borrowed It Anyway.

Tracking down the amount of stock available for lending takes us back to the shadows. This time, darkness is not the only factor diminishing visibility. All records relating to lending stock are locked up in a box; only the big broker-dealers have the key; and they do not wish to share the data with the SEC.

The large broker-dealers, e.g., Goldman Sachs, Deutsche Bank, and JP Morgan, own the company (“Company”) which collects the key data about stock lending, including the amount of borrowable stock, the amount on loan, and the rebate rate. It shares that data with broker-dealers, hedge funds and other market players, and, to a limited extent, with public companies for a fee. In this case, Complainant has obtained data from the Company specifying the amount of lendable stock, the amount on loan, and the rebate rate, for the month of September 2012. That data is referred to in this complaint without attribution. It is unclear whether the Company prohibits public companies from providing stock loan data to the SEC in the absence of a subpoena. Complainant’s counsel has inquired of the Company whether it has an objection to the voluntary production of this information to the SEC, but has not had a response. It will, however, be produced to the SEC promptly in response to subpoena. Complainant’s counsel is authorized to accept the electronic service of a subpoena.

In general, the Company provided a spreadsheet to complainant stating there were approximately one million shares available for borrowing on September 25, 2012, the day before the massive short sales began. However, approximately six months earlier, the Company provided contradictory data to a third-party, an entity that engages in trading. That data indicated no stock available for borrowing on September 25, 2012, and only 500,000 shares became available over the following two weeks.

63 Division of Market Regulation: Responses to Frequently Asked Questions Concerning Regulation SHO, available at: http://www.sec.gov/divisions/marketreg/mrfaqregsho1204.htm.

19

More interesting, the Company’s report indicates that the amount of stock on loan increased only 27,600 shares as a consequence of the 6.96 million shares on September 26 and 27. By October 3, all stock should have been borrowed and delivered to the buyer in accordance with the standard three-day settlement period.64 Yet, the amount of the loan had only increased by 27,600 shares. Hence, a negligible amount of stock was borrowed in connection with the 6.96 million share which were shorted. Put differently, the broker-dealers had only borrowed 4/10 of 1% of the stock they had shorted. This means the other 99.6% of the shares shorted were either covered or were naked.

G.	Aggressive Naked Shorts at the Bid Slowed and Then Reversed Momentum Resulting from Highly Favorable News

After the close of the market on September 25, 2012, Bloomberg reported that a Texas State Court judge had decided that Life Partners’ participation in the sale of life insurance policies to a third-party did not constitute the sale of a security under the Texas Securities Act. Life Partners’ core business involves facilitating the sale of life insurance policies between the owners of those policies and third-parties.

This decision was extremely positive news. It was a major step in limiting short and long term risk that could have disrupted Life Partners’ business model. This risk was described in Life Partners’ SEC form 10-K filed with the SEC on May 11, 2012, the last 10-K filed before the decision, as follows:

If the Federal securities laws were amended to cover life settlements and no exemption from registration were available, our retail-based purchasing model would be significantly disrupted. Our model could also be disrupted by the further application of state securities registration requirements, especially in those states in which we have significant purchaser demand (emphasis added).

The decision brought a swift conclusion to a lawsuit filed by the Texas Attorney General alleging that Life Partners had violated the Texas securities acts when it sold interests in life insurance policies to thousands of investors throughout Texas. The ruling also dissolved a temporary restraining order which was preventing Life Partners from paying the quarterly dividend declared weeks earlier, another factor depressing the stock price. The decision also created a legal precedent which would likely discourage other states from bringing similar actions. Consequently, the court’s decision should have generated sustained upside pressure on Life Partners’ stock when the market opened on September 26. This indeed happened during the premarket trading and when the market opened.

64 See_Exchange Act Release No. 50103 (July 28, 2004), 69 FR 48008, 48009 n. 10 (Aug. 6, 2004) (“2004 Regulation SHO Adopting Release”).

20

But on closer analysis, there was a second, anomalous dynamic at play on both September 26 and 27 which seemed to gradually diminish and then reverse the strong buying pressure generated by the Texas court decision. Although investors were aggressively buying the stock at the ask, others had engaged in continuous heavy short selling at the bid from September 26 through midday on September 27. The attached graphs illustrate how this resistance subdued the upside pressure and eventually triggered a price reversal.65

A close look at the graph illustrates a pattern: as the aggressive shorts increased at the bid, the price would stall or perhaps even dip. On September 26 at 9:35 a.m., 10:15 a.m., 11:05 a.m., 12:10 p.m., 1:10 p.m., 1:30 p.m., and at 2:30 p.m., the market sagged despite its overall upward trend. At these times, there were relatively high volumes of aggressive shorts at the bid. Further, as discussed below, the aggressive short sells at the bid likely spooked other market participants, thereby triggering aggressive long sells at the bid increasing the resistance to the upside pressure generated by the highly positive news.

The same pattern persisted in the morning of September 27. Between 9:30 a.m. and 10:15 a.m., the aggressive shorts at the bid continued to consume liquidity on the buy side and thereby diminished the upside pressure. The aggressive short sales at the bid again appear to have triggered aggressive long sales at the bid. In essence, the aggressive, likely professional short sales at the bid spooked other traders and investors—often retail participants—into doubting the positive news. Eventually, this resistance grew in strength until it triggered a price reversal at approximately between 10:05 and 10:30 a.m. Once the market was reversed at 10:30a.m., the aggressive shorts at the bid all but stopped. At this point, the aggressive long sells at the bid continued the downward push on the price for the rest of the trading day. It was as if the aggressive shorts had collectively decided: “We smart money shorts can take the rest of the day off; the dumb money longs will finish the job.”

Though the style is cartoonish, the concept is sound: aggressive short sales at the bid do in fact trigger price reversals. It has been recognized and described as an established device for manipulating the market in a 2007 academic study, Price-destabilizing Short Selling.66 The study observed:

65 The tables of the trading data for September 26 and September 27 are attached as exhibits 3 and 4. The data is organized by the type of trade: short sale at the bid, long sale at the bid, short sale at the ask, and long sale at the ask (aggressive buys at the ask). The price versus volume charts (Exhibits 5, 6, and 7) for September 26 and September 27 present graphically the different types of trades specified in the short sale trading records (Exhibits 3 and 4). No pre-market chart is provided for September 26 because the volume was negligible.

66 Andriy Shkilko, et al., supra, n. 52.

21

This study presents evidence of episodic price-destabilizing activities in financial markets. In particular, we show that the initial stages of large negative intraday price reversals are often accompanied by aggressive abnormal short selling that exacerbates price declines. During such price reversal episodes, short sellers actively consume bid side liquidity and tend to route their orders to venues that do not abide by the rules that restrict short sales (emphasis added).67

The study explained that not all short selling has this effect. It is only a class of short selling that has the potential to manipulate prices in such a way as to trigger a reversal. The study explained:

One of this study’s contributions to the extant literature is to expose a relatively unexplored class of short sellers; the class that, instead of enhancing market efficiency, occasionally manipulates prices. Using intraday data and a sample selection procedure suggested by recent theoretical research, we show that short sellers contribute to price declines during initial stages of large intraday return reversals. The magnitude of price declines that we investigate is directly proportional to the degree of abnormal short selling, and the effect of short selling on prices cannot be fully explained by the negative order imbalances created by aggressive short sale orders.68

In essence, this study was describing why short sales at the bid have a multiplier effect in triggering price reversals.

A total volume of 2.16 million shares were shorted at the bid over the two-day period. Under Rule 203, the broker-dealers who executed the shorts would have had to locate 2.16 million shares unless some or all of the trades qualified for an exception under the rule. However, it does not appear that any exception would apply. The exception codified in subsection 203(b)(2)(i) could not reduce the number of shares that would have to be located, since this exception merely provides which broker in a broker-to-broker transaction must locate the stock. Hence, one of the brokers must locate the stock. Nor does the exception codified in subsection 203(b)(2)(ii) apply. As discussed above, it only comes into play if there is more than a three-day delay in the anticipated date of the delivery of the stock. None of the unique situations (e.g., the delivery of the stock is delayed because it is restricted) apply to the trades on September 26 or 27. Consequently, the shorts would not come within this exception. Nor does the exception codified in 203(b)(2)(iv) apply. None of the trading on September 26 or 27 consisted of transactions in security futures. Rather, all of the trading was in stocks.

The only remaining exception is the bona fide market making exception codified in 203(b)(2)(iii). Rule 203 creates this exception with the following language: “The provisions of paragraph (b)(1) (the locate requirement) of this section shall not apply to: (iii) Short sales effected by a market maker in connection with bona-fide market making activities in the security for which this exception is claimed…(emphasis added)” As the italicized language above suggests, this exception has two requirements: (1) The market participant executing the short sale must be a market maker and (2) the short sale must be in connection with bona fide market making activities.

67 Id., at 3.

68 Id., at 4-5.

22

A market maker does not qualify for this exception because he has registered or because he is a market maker sometimes or in other securities. The SEC explained the very specific process a market maker must undergo to qualify for this narrow exception:

To qualify for Regulation SHO's “locate” exception, a broker-dealer must be both a market maker in the specific security and engaged in bona fide market making at the time of the short sale for which the broker-dealer is claiming the exception. Thus, a broker-dealer’s general status as a market maker or its status as a market maker in the security being sold short does not qualify it for the exception. Further, Regulation SHO’s “locate” requirement applies on a transaction-by-transaction basis and, therefore, a market maker must determine whether it is engaged in bona fide market making for each short sale transaction. See Securities Exchange Act Release No. 50103 (July 28, 2004), 69 FR 48008 (August 6, 2004).69

Over the past decade, administrative decisions70 and SEC releases accompanying the amendments to Reg SHO71 have consistently borrowed the definition of market maker from Section 3(a)(38) of the Exchange Act. It defines a market maker as follows:

The term “market maker” means any specialist permitted to act as a dealer, any dealer acting in the capacity of block positioner, and any dealer who, with respect to a security, holds himself out (by entering quotations in an inter-dealer communications system or otherwise) as being willing to buy and sell such security for his own account on a regular or continuous basis.

Significantly, a market maker does not include a broker, but only a dealer.

69 SEC Release No. 34-56759, 2007 SEC LEXIS 2606 (Nov. 7, 2007), at 4.

70 See for example: In the Matter of Jeffrey A. Wolfson, et al., Securities Exchange Act Release No. 67451, 2012 SEC LEXIS 2265 (July 17, 2012) at 21-24.

71 See for example: Amendments to Regulation SHO, SEC Release No. 34-61595, 2010 SEC LEXIS 590 (Feb. 26, 2010) at 244, fn. 483; Amendments to Regulation SHO, SEC Release No. 34-59748, 2009 SEC LEXIS 1219 (April 10, 2009) at 101, fn. 153. See Also:

Rule 203(b)(2)(iii) provides an exception from the locate requirement for short sales effected by market makers, but only in connection with bona -fide market making activities. Rule 203(c)(1) provides that the term “market maker” has the same meaning as in Section 3(a)(38) of the Exchange Act, which defines “market maker” as “any specialist permitted to act as a dealer, any dealer acting in the capacity of a block positioner, and any dealer that, with respect to a security, holds itself out (by entering quotations in an inter-dealer communications system or otherwise) as being willing to buy and sell such security for its own account on a regular or continuous basis.”

Division of Market Regulation: Responses to Frequently Asked Questions Concerning Regulation SHO, April 10, 2012, available at http://www.sec.gov/divisions/marketreg/mrfaqregsho1204.htm.

23

Subject to exceptions that are not relevant here, Section 3(a)(5(B) defines a dealer to mean “any person engaged in the business of buying and selling securities … for such person’s own account through a broker or otherwise.” Hence, when a broker-dealer places trades for its customers, it is not acting as a dealer, unless that customer is a dealer. Hence, a broker-dealer placing trades for customers who are not dealers is not acting as a market maker. Since they are not acting as market makers, broker-dealers placing trades on behalf of customers do not qualify for the market maker exception under Rule 203. To sum up, market participants must satisfy each of the following requirements to be market makers:

1)	They must hold themselves out as dealers;
2)	They must hold themselves out as being willing to buy and sell Life Partners stock for their own account;
3)	They must be doing it on a regular or continuous basis.

In addition to these requirements, the market makers must be engaged in “bona fide market making activities.” Hence, a market maker who is not engaged in these activities at the time of the short sale does not qualify for the exception codified in 203(b)(2)(iii), despite the fact he was in fact a market maker at the time of the transaction. The SEC has described what it means to engage in bona fide market making activities. Some of the factors which indicate that a market maker is engaged in bona fide market making include:

1.	Incurring economic or market risk with respect to the specific security (where he takes no risk, he is not a market maker);
2.	Putting their own capital at risk to provide continuous two-sided quotes in markets;
3.	Providing liquidity to the specific security in which they are making a market;
4.	Purchasing and selling the specific security in roughly comparable amounts;
5.	Making continuous quotations that are at or near the market on both sides;
6.	Holding itself out as being willing to buy and sell a security for its own account on a regular or continuous basis.
7.	Making its quotes generally and widely accessible to the public and other broker-dealers.[72]

On the other hand, market making does not include:

1.	Engaging in speculative selling strategies or investing;
2.	Posting continually at or near the best offer, but not doing so at or near the best bid and vice versa;
3.	Continually executing short sales away from their posted quotes.[73]

Because of all of these requirements, the SEC has described the market maker exception as a narrow one.74 The FINRA settlements with UBS and Credit Suisse give insights into just how narrow this exception is. There, Credit Suisse and UBS committed tens of millions of Reg SHO violations which did not qualify as bona fide market making.

72 Amendments to Regulation SHO, SEC Release No. 34-58775, 2008 SEC LEXIS 2371 (Oct. 14, 2008).

73 Id.

74

This is known as the “locate” requirement. Rule 203(b)(2)(iii) excepts market makers engaged in bona-fide market making activities from the locate requirement. The Commission adopted this narrow exception to the locate requirement because such market makers may need to facilitate customer orders in a fast moving market without possible delays associated with complying with the locate requirement.

Id.

24

The short sales of 2.16 million shares at the bid are clearly not bona fide market making under these criteria. To begin with, the very essence of market making is the creation of the spread, the price differential between the bid and the ask. Market makers are expected to make a profit by offering a market at both sides of the trading. Shorting at the bid eliminates the spread. A market maker cannot be on both sides of the trading if it is eliminating the spread through short sales. Consequently, the short sales at the bid eliminate the very structure of market making and are thus incompatible with all of the factors which indicate bona fide market making. Such a market participant is not creating continuous two-sided quotes at or near the market on both sides, is not purchasing and selling in roughly comparable amounts, is not holding itself out as being willing to buy and sell a security for its own account on a regular or continuous basis, and thus is not making two-sided quotes accessible to the public and other brokers. Indeed, a market participant who eliminates the spread by short selling at the bid is engaged in an activity incompatible with the very definition of market making.

Additionally, a market maker is expected to add liquidity to the market.75 Posting a short sale at the ask adds liquidity to the market. Hitting the bid with a short sale consumes liquidity and is antithetical to the notion of making a market.

Finally, shorting at the bid is a speculative activity.76 The transaction can only be profitable if the market continues to fall in the future. Hence, those shorting at the bid are engaged in speculative trading strategies which by their very nature are not bona fide market making under SEC guidelines.77

For all of these reasons, the 2.16 million short sales at the bid are antithetical to the notion of bona fide market making. Since the short sales do not fit within any other exception of Rule 203(b)(2), the broker-dealers placing these trades were obligated to borrow, contract to borrow, or do locates for 2.16 million shares of Life Partners stock.

75 Id.

76 Id.

77

For example, the Commission has stated that bona-fide market making does not include activity that is related to speculative selling strategies or investment purposes of the broker-dealer and is disproportionate to the usual market making patterns or practices of the broker-dealer in that security.

Id.

25

But that was impossible. There was somewhere between zero shares and approximately one million shares that could have been borrowed.78 Further, the 2.16 million shares were only a fraction of the 6.96 million shares which were shorted on September 26 and 27. As discussed below, aside from the shorts at the bid, another 4.8 million shares were shorted on September 26 and 27. Unless these 4.8 million shorts qualified for an exception under Rule 203, they would also require locates. But even if we engage in the conservative assumption that one million shares were available to be borrowed, and all were borrowed to cover the 2.16 million shorts at the bid, there would still be 1.16 million naked shorts for which no locates could exist, which means they were naked short sales. Accordingly, under the most conservative assumptions, these 1.16 million naked short sales call upon the SEC to open a full investigation of the trading that took place on September 26 and 27.

The 2.16 million short sales are extremely significant for another reason. This is the only piece of the 6.96 million shares sold short on September 26 and 27 which is even slightly transparent. Complainant does not have access to the trading data necessary to determine whether the other 4.8 million shares shorted over these two days were also naked. That data is in the hands of the broker-dealers, exchanges, and DTCC; they do not wish to share it with public companies.

But the available evidence strongly suggests that a huge chunk of the remaining 4.8 million shares were also naked. There were no locates available. Consequently, the broker-dealers who shorted the remaining 4.8 million shares did them all naked unless they qualified for some exception under Rule 203(b)(2) and, as discussed above, only the bona fide market making exception is available.

This should not be presumed because the bona fide market making exception is a very narrow one. It does not apply when a broker-dealer executes shorts for a customer, unless the customer is a dealer. Hence, any trades done for retail customers, hedge funds, or other broker-dealers acting as a broker would not qualify as an exception. Since the locates on borrowable stock had been exhausted, all those trades would be naked.

Put differently, any trade other than one by or for a dealer who was making a bona fide market on both sides of the trade would require a locate. Since the locates on borrowable stock had been exhausted, the entire 4.8 million short sales were naked shorts, with the narrow exception of those trades executed by or for dealers who were making a continuous market on both sides of the trade.

78 Supra, at 13.

26

Even more telling is the fact the broker-dealers who placed the 6.96 million shorts borrowed virtually no stock. As discussed earlier, the amount of stock on loan when the trading began on September 26, 2012, was 395,200 shares. By October 3, 2012, the total amount of stock on loan is 422,800 shares. Hence, the amount had only increased by 27,600 shares. By October 3, all stock should have been borrowed and delivered to the buyer in accordance with the standard three-day settlement period.7915 Essentially, this means a negligible amount of stock was borrowed in connection with the 6.96 million shares which were shorted. Put differently, the broker-dealers had only borrowed 4/10 of 1% of the stock they had shorted. This implies that the broker-dealers who placed the 6.96 million shorts were claiming that 99.6% of the stock came within exceptions of Rule 203 or they covered all the shorts before the close. Both possibilities are highly improbable.

This evidence strongly points to the conclusion that millions of shares shorted on September 26 and 27 did not qualify for any exception under Rule 203. It also appears that the broker-dealers who placed the 6.96 million shorts could not have done locates for the millions of shares they were required to borrow. It is also stunning that those broker-dealers who placed the 5.46 million short sales on September 26 and 27 apparently borrowed only 27,600 shares. In sum, the evidence suggests that a large percentage of the 6.8 million shares were sold naked. At a minimum, there is more than sufficient evidence for the SEC to open a thorough investigation of the trading conducted on September 26 and 27.

H. The Legal and Illegal Ways to Bypass Rule 204’s Delivery Requirements

The near 6.96 million short sales of Life Partners’ stock did not cause a corresponding blip in the volume of failures to deliver. Given the Rule 203 violations, there are two possible explanations for the lack of failures to deliver. First, those engaged in naked short selling on September 26 and 27 were short-term traders who were looking for a quick profit. In that case, they may have closed their shorts after making a profit on the price reversal on September 27. Hence, they would have closed their illegal shorts by buying stock, just as honest market participants close legal shorts. Hence, to the extent this was the case, there would be no failures to deliver three days later under Rule 204.

There is also a second, more troubling alternative. Those who violated Rule 203 by engaging in naked short selling may have sought long-term profits. They may have used one of several ruses to bypass Rule 204 to avoid generating failures to deliver that would have been publicly visible. One option is to exploit the huge void in Rule 204 which in effect converts the rule into an honor code. Secondly, they could have been creative, as many have done, and use a ruse to give the impression of complying with Rule 204. But before going any deeper into the ways for bypassing Rule 204, some discussion of the Rule’s moving parts may be helpful.

79 See Exchange Act Release No. 50103 (July 28, 2004), 69 FR 48008, 48009 n. 10 (Aug. 6, 2004) (“2004 Regulation SHO Adopting Release”).

In essence, Rule 204 is supposed to prevent short term naked shorts from becoming long term naked shorts. To that end, it requires delivery of the stock in three days80 for non-marketmakers and six days81 for market makers. The SEC issued Rule 204 at the height of the financial crisis, after three investment banks (Bear Sterns, Merrill Lynch and Lehman Brothers) had failed and Morgan Stanley and Goldman Sachs were teetering on the edge of failure.

As the case with Rule 203, there is little transparency whether broker-dealers comply with Rule 204. The transparency boils down to a list published by the SEC every two weeks identifying the public companies that have had failures to deliver and the amount of those failures.82 No other information, e.g. the identity of the broker-dealer who failed to deliver the stock, is undisclosed.

One might draw the inference that any violation of Rule 203 borrow requirements must have been cured if a Rule 203 violation does not also result in the failure to deliver the stock at the closing date. This would be a faulty assumption. There are multiple ways— all illegal and some more so than others—for a market player to engage in naked short selling in violation of Rule 203, hold the stock long-term, and yet the stock never appears on the failure to deliver list.

Regulators, broker-dealers and market participants commonly refer to the huge loophole in Rule 204 with a comforting euphemism: “internalization.” As a practical matter, it is more accurate to think of it as a de facto exception to Rule 204. It allows executing and clearing brokers to happily engage in naked short selling, so long as neither party tattles on the other. With billions to be made, tattling is extremely rare.

In the official lexicon, “internalization” occurs where broker-dealers execute client trades as agents or principals within their own trading system.83 These internalized trades are not reported to the DTCC, and thus the DTCC will never know whether the trade resulted in a failure to deliver. The DTCC has repeatedly informed the SEC that it recognizes this exception.84 On this point, its fourth quarter June 2006 Rule 19b-4 filing stated:

Trades executed in the normal course of business between a Member that clears for other broker/dealers, and its correspondent, or between correspondents of the Member, which correspondent(s) is not itself a Member and settles such obligations through such clearing Member (“internalized trades”) are not required to be submitted to the Corporation and shall not be considered to violate the “pre-netting” prohibition.85

80 See Rule 204(a)(1).

81 See Rule 204(a)(3).

82 The first half of a given month is available at the end of the month. The second half of a given month is available at about the 15th of the next month. We cannot guarantee that the data will be posted by a particular date. We cannot guarantee the accuracy of the data.

See http://www.sec.gov/foia/docs/failsdata.htm.

83 See SEC Release No. 60997 (2009).

84 See for example: DTCC Form 19b-4 for 2013, available at www.dtcc.com/ downloads/ legal/ rule_filings/ 2013/ nscc/ SR-NSCC-2013-805.pdf; and DTCC Form 19b-4 for 2006, available at http://www.dtcc.com/downloads/legal/rule_filings/2006/nscc/2006-04-amendment2.pdf.

85 DTCC Form 19b-4 for 2006 at 5, fn 6, id.

A DTCC white paper has defined internalization in even broader terms than hinted in the DTCC’s Rule 19b-4 filings with the SEC. It defined the term as follows:

Internalization

Internalization, for purposes of this paper, is the execution of separate correspondents’ trades by a clearing broker within its own record keeping system, and the related practice of failing to submit trade data on these “internalized” trades to the clearing corporation, so that not all activity is reported to the clearing corporation. For example, a clearing broker has a correspondent relationship with two separate broker dealers. One correspondent enters into a transaction with another correspondent of the same NSCC member. In effect, one correspondent is short and one is long. The NSCC member, however, is net flat for the transaction. The member clears the activity internally and does not report it for clearance at NSCC.86

The same DTCC paper went on to discuss the risks of internalization:

Internalization and summarization (a first cousin of internalization) have come into play recently because while these trade data submission techniques enable members to reduce their trade recording and clearing fees, these practices also introduce new clearing risks because all trades are not submitted for clearance and because correspondent broker activity may not be reported accurately.87

As pointed out in the DTCC white paper, internalization introduces new risks that “broker activity may not be reported accurately.” A FINRA disciplinary action fleshes out how the “broker activity may not be reported accurately” simply reduces to fraud:

The findings stated that in each instance of the fictitious loans, Luerman falsely stated that one of the various financial institutions that frequently loaned securities to the firm was the counterparty and had agreed to the fictitious transaction. For each of the fictitious transactions, Luerman also invented and reported a false lending fee. The firm did not receive any securities in connection with the fictitious transactions, and the firm’ systems automatically cancelled these transactions.88

86 DTCC, Managing Risk in Today’s Equity Market: A White Paper on New Trade Submission Safeguards, Feb. 28, 2003, at 7; available at http://www.dtcc.com/downloads/leadership/whitepapers/managingrisk.pdf.
87 Id. at 2.

88Disciplinary and Other FINRA Actions, August 2012, at 37; available at http://www.finra.org/web/groups/industry/@ip/@enf/@da/documents/disciplinaryactions/p151416.pdf.

The phony booking of loans between broker-dealers is not the exclusive territory of small fry. The big players do this more astutely. In Overstock.com v. Morgan Stanley,89 attorneys for Goldman Sachs and Merrill Lynch accidentally released excerpts of emails written by Goldman and Merrill employees. These emails offer a window into how the big broker-dealers play the game:

One Merrill executive suggests the firm “might want to consider allowing…customers to fail,” to which a colleague replies: “We are going to look into that.” Another asks: “How and when can we prevent the delivery [of shares]?” In another e-mail he requests an update from a lieutenant on “how we are going to fix fails and I want to know what we nees [sic] to do to make 369 market makers fail.” In response to a question from a large client about efforts at “cleaning up” fails, a Goldman man says that “we will let you fail.” In another message, he refers to a senior colleague “really backing down from…cleaning up fails.”... The e-mails also suggest close commercial links between the two firms [Merrill Lynch and Goldman Sachs]…90

In essence, the internalized trades include all trades except those traded over an exchange or traded through pools. These internalized trades and the trades executed in dark pools, are reported through the FINRA TRF. Like the internalized trades, the trades executed in dark pools, as their name suggests, have no transparency. Both the internalized trades and the trades executed in dark pools create an enormous hole in Rule 204. Approximately 2,650,000 short sales were reported through the FINRA TRF for Life Partners stock on September 26 and 27.91

Aside from the built-in, huge gap in Rule 204, market players have also been inventive in creating ruses to bypass the delivery requirements of Rule 204. In the Matter of optionsXpress (2012)92 describes one of those mechanisms. The OIP in this matter described a “stock kiting scheme” to bypass Rule 204 as follows:

1.	The broker—optionsXpress—repeatedly [engaged] in a series of sham transactions, known as “resets,” designed to give the appearance of having purchased shares to close-out an open failure-to-deliver position while in fact not doing so.
2.	optionsXpress and its Chief Financial Officer (“CFO”) aided and abetted Feldman (a customer) in this fraud.
3.	These paired reset transactions were not bona fide purchases because their purpose was to perpetuate an open short position while giving the illusion of satisfying the delivery and close-out requirements of Reg. SHO. These sham transactions thus allowed optionsXpress and its customers to engage in what amounts to a stock-kiting scheme that deprived true stock purchasers of the benefits of ownership.[9][3]

[89]	Overstock.com v. Morgan Stanley et al., CGC-07-460147, Superior Court of the State of California (San Francisco).

90 The Economist, An Enlightening Mistake, Economist.com, May 15, 2012, available at http://www.economist.com/node/21555472.

91 Exhibits 3 and 4.

92 In the Matter of optionsXpress, Securities Act Release No. 9313, 2012 SEC LEXIS 1222 (April 16, 2012).

93 Id., at 1-2.

Accordingly, those who engaged in the naked short selling of Life Partners stock on September 26 and 27, thereby violating Rule 203, had well-worn paths for bypassing Rule 204 and continuing to accrue a naked short position of Life Partners stock. There was no need to allow their naked short sales to become embarrassing and conspicuous failures to deliver. It was much more efficient and simpler to conceal them.

Exhibit List

Exhibit
No.	Description

1	Table of trade volume from September 1, 2011, though August 31, 2012 (from NASDAQ).

2	September 2012 trades by trading center.

3	Table of trading data for September 26, 2012.

4	Table of trading data for September 27, 2012.

5	Chart of price vs. trades for September 26, 2012.

6	Chart of price (pre-market) vs. trades for September 27, 2012.

7	Chart of price (market) vs. trades for September 27, 2012.

8	SEC Case Closing Report on DTCC case.

9	Email of Gary Aguirre to Jeffery Ovall, SEC FOIA Officer, dated December 27, 2012.

Exhibit 1

LPHI US Equity
Date	Price	Volume			Average Daily Volume by Month
9/1/2011	$6.67	197,748	Sep-11	Oct-11	Nov-11	Dec-11	Jan-12	Feb-12	Mar-12	Apr-12	May-12	Jun-12	Jul-12	Aug-12
9/2/2011	$6.06	277,031	148,061.76	83,313.05	119,444.86	137,652.43	217,199.65	82,047.30	73,752.82	92,598.80	98,129.36	44,354.10	26,667.95	222,651.48
9/6/2011	$6.20	196,134
9/7/2011	$6.69	128,232			Average Daily Volume			112,156.13
9/8/2011	$6.30	198,423
9/9/2011	$6.10	149,330
9/12/2011	$6.24	144,882
9/13/2011	$6.46	113,138
9/14/2011	$6.66	155,402
9/15/2011	$6.99	186,808
9/16/2011	$7.12	197,983
9/19/2011	$6.94	176,859
9/20/2011	$6.75	123,371
9/21/2011	$6.53	82,456
9/22/2011	$6.35	101,415
9/23/2011	$6.48	52,761
9/26/2011	$6.41	67,701
9/27/2011	$6.00	233,690
9/28/2011	$6.18	195,316
9/29/2011	$6.02	91,572
9/30/2011	$6.05	39,045

10/3/2011	$6.08	83,352
10/4/2011	$6.16	84,159
10/5/2011	$6.29	65,744
10/6/2011	$6.49	63,328
10/7/2011	$6.35	32,997
10/10/2011	$6.60	74,959
10/11/2011	$6.22	288,486
10/12/2011	$6.20	84,488
10/13/2011	$6.29	26,657
10/14/2011	$6.31	76,936
10/17/2011	$6.19	56,464
10/18/2011	$6.21	20,998
10/19/2011	$6.25	36,036
10/20/2011	$6.26	124,201
10/21/2011	$6.30	69,423
10/24/2011	$6.50	166,686
10/25/2011	$6.50	66,240
10/26/2011	$6.48	60,315
10/27/2011	$6.52	55,030
10/28/2011	$6.76	69,582
10/31/2011	$6.90	143,493

11/1/2011	$6.49	195,285
11/2/2011	$6.57	71,487
11/3/2011	$6.68	53,267
11/4/2011	$6.71	39,384
11/7/2011	$6.57	76,137
11/8/2011	$6.45	88,759
11/9/2011	$6.42	73,739
11/10/2011	$6.28	53,227
11/11/2011	$6.28	67,624
11/14/2011	$6.07	82,358
11/15/2011	$5.70	293,314
11/16/2011	$5.71	80,981
11/17/2011	$5.70	84,770
11/18/2011	$5.86	83,335
11/21/2011	$5.58	192,718
11/22/2011	$5.54	82,958
11/23/2011	$5.99	169,764
11/25/2011	$6.14	50,932
11/28/2011	$5.87	245,816
11/29/2011	$5.83	88,304
11/30/2011	$6.14	334,183

12/1/2011	$6.51	302,219
12/2/2011	$6.83	165,945
12/5/2011	$7.34	344,928
12/6/2011	$7.33	298,638
12/7/2011	$7.11	220,090
12/8/2011	$6.57	159,146
12/9/2011	$6.73	126,821
12/12/2011	$6.56	128,398
12/13/2011	$6.46	49,840
12/14/2011	$6.31	70,019
12/15/2011	$6.59	148,489
12/16/2011	$6.85	211,589
12/19/2011	$6.81	70,639
12/20/2011	$6.74	54,647
12/21/2011	$6.81	50,267
12/22/2011	$6.69	47,334
12/23/2011	$6.54	56,331
12/27/2011	$6.43	106,933
12/28/2011	$6.22	119,861
12/29/2011	$6.52	94,509
12/30/2011	$6.46	64,058

1/3/2012	$6.37	133,008
1/4/2012	$5.27	1,539,556
1/5/2012	$4.96	326,378
1/6/2012	$4.87	139,030
1/9/2012	$4.64	138,069
1/10/2012	$4.00	432,953
1/11/2012	$4.11	274,321
1/12/2012	$4.15	88,808
1/13/2012	$4.19	86,321
1/17/2012	$4.16	101,288
1/18/2012	$4.31	136,365
1/19/2012	$4.46	255,947
1/20/2012	$4.61	121,345
1/23/2012	$4.69	148,289
1/24/2012	$4.58	104,614
1/25/2012	$4.52	63,102
1/26/2012	$4.51	31,564
1/27/2012	$4.54	33,988
1/30/2012	$4.69	138,348
1/31/2012	$4.62	50,699

2/1/2012	$4.71	54,985
2/2/2012	$4.81	51,211
2/3/2012	$4.83	67,200
2/6/2012	$4.90	67,021
2/7/2012	$4.91	76,985
2/8/2012	$4.87	53,877
2/9/2012	$4.86	80,491
2/10/2012	$4.86	97,264
2/13/2012	$4.95	51,113
2/14/2012	$4.90	92,842
2/15/2012	$4.94	20,615
2/16/2012	$4.95	75,514
2/17/2012	$4.88	119,326
2/21/2012	$4.96	139,022
2/22/2012	$4.92	45,063
2/23/2012	$4.86	84,001
2/24/2012	$4.84	38,380
2/27/2012	$4.87	66,030
2/28/2012	$4.87	68,678
2/29/2012	$4.25	291,328

3/1/2012	$4.15	146,836
3/2/2012	$4.24	83,804
3/5/2012	$4.45	150,005
3/6/2012	$4.45	148,991
3/7/2012	$4.38	103,223
3/8/2012	$4.37	62,685
3/9/2012	$4.35	40,040
3/12/2012	$4.16	147,537
3/13/2012	$4.14	42,981
3/14/2012	$4.06	64,791
3/15/2012	$4.08	36,109
3/16/2012	$4.21	107,575
3/19/2012	$4.38	73,060
3/20/2012	$4.25	57,362
3/21/2012	$4.28	28,691
3/22/2012	$4.16	24,892
3/23/2012	$4.10	51,103
3/26/2012	$4.16	27,091
3/27/2012	$4.23	29,498
3/28/2012	$4.24	35,808
3/29/2012	$4.16	120,577
3/30/2012	$4.07	39,903

4/2/2012	$4.06	61,263
4/3/2012	$4.07	24,309
4/4/2012	$4.09	21,399
4/5/2012	$4.00	38,173
4/9/2012	$3.98	39,042
4/10/2012	$3.58	99,848
4/11/2012	$3.22	163,597
4/12/2012	$3.15	70,474
4/13/2012	$3.17	56,020
4/16/2012	$3.03	71,422
4/17/2012	$2.83	129,858
4/18/2012	$2.58	461,654
4/19/2012	$2.39	106,039
4/20/2012	$2.36	117,805
4/23/2012	$2.33	42,955
4/24/2012	$2.41	61,121
4/25/2012	$2.43	44,066
4/26/2012	$2.47	47,017
4/27/2012	$2.53	80,187
4/30/2012	$2.72	115,727

5/1/2012	$2.94	151,178
5/2/2012	$2.91	60,552
5/3/2012	$2.72	71,721
5/4/2012	$2.55	40,847

5/7/2012	$2.46	47,668
5/8/2012	$2.38	53,335
5/9/2012	$2.37	32,606
5/10/2012	$2.34	33,489
5/11/2012	$2.26	127,287
5/14/2012	$2.22	60,908
5/15/2012	$2.24	57,519
5/16/2012	$2.21	28,661
5/17/2012	$2.13	142,944
5/18/2012	$2.24	81,657
5/21/2012	$2.16	96,564
5/22/2012	$2.12	38,847
5/23/2012	$2.12	88,581
5/24/2012	$2.28	118,628
5/25/2012	$2.33	124,721
5/29/2012	$2.40	202,442
5/30/2012	$2.41	217,302
5/31/2012	$2.30	281,389

6/1/2012	$2.16	156,468
6/4/2012	$2.11	68,608
6/5/2012	$2.13	41,415
6/6/2012	$2.16	58,210
6/7/2012	$2.16	19,098
6/8/2012	$2.10	40,806
6/11/2012	$2.10	52,102
6/12/2012	$2.14	48,970
6/13/2012	$2.10	50,560
6/14/2012	$2.15	49,977
6/15/2012	$2.15	63,882
6/18/2012	$2.16	38,037
6/19/2012	$2.24	43,996
6/20/2012	$2.24	15,707
6/21/2012	$2.11	51,948
6/22/2012	$2.11	32,702
6/25/2012	$2.10	14,656
6/26/2012	$2.12	18,087
6/27/2012	$2.11	28,178
6/28/2012	$2.12	12,630
6/29/2012	$2.13	25,399

7/2/2012	$2.21	29,849
7/3/2012	$2.35	23,978
7/5/2012	$2.31	29,865
7/6/2012	$2.33	47,536
7/9/2012	$2.33	26,487
7/10/2012	$2.37	39,921
7/11/2012	$2.34	24,378
7/12/2012	$2.33	30,595
7/13/2012	$2.34	13,950
7/16/2012	$2.38	26,057
7/17/2012	$2.39	21,608
7/18/2012	$2.42	25,375
7/19/2012	$2.45	25,398
7/20/2012	$2.35	26,964
7/23/2012	$2.43	47,286
7/24/2012	$2.47	16,081
7/25/2012	$2.46	27,014
7/26/2012	$2.44	27,887
7/27/2012	$2.36	27,767
7/30/2012	$2.39	15,298
7/31/2012	$2.39	6,733

8/1/2012	$2.37	2,927
8/2/2012	$2.28	27,773
8/3/2012	$2.32	10,775
8/6/2012	$2.26	27,372
8/7/2012	$2.28	20,223
8/8/2012	$2.33	41,647
8/9/2012	$2.37	18,203
8/10/2012	$2.42	43,006
8/13/2012	$2.47	67,470
8/14/2012	$2.42	118,002
8/15/2012	$2.41	19,705
8/16/2012	$2.38	50,472
8/17/2012	$1.96	875,636
8/20/2012	$1.31	1,143,134
8/21/2012	$1.74	687,820
8/22/2012	$1.89	630,636
8/23/2012	$1.92	288,574
8/24/2012	$1.89	121,196
8/27/2012	$1.99	228,962
8/28/2012	$1.98	227,163
8/29/2012	$1.80	130,741
8/30/2012	$1.64	201,831
8/31/2012	$1.59	137,716

Exhibit 2

short_pivo	Column
t	Labels
						DIRECTEDGE_		NASDAQ_T				Grand
Date	ARCA	BATS	BATS_Y	BOSTON	DIRECTEDGE	A	NASDAQ	RF	NATIONAL	NYSE_TRF	PACIFIC	Total
20120904	2,500	600		200	2,518		9,952	15,491	100			31,361
20120905	3,399	900	100		17,000		2,700	11,424				35,523
20120906		400	200		5,284		12,986	5,850		100		24,820
20120907	300	3,200	200		3,100	600	10,589	23,288				41,277
20120910		100			5,711	100	3,869	4,600				14,380
20120911	3,300	3,700	600		12,006	500	7,636	15,750		500		43,992
20120912	1,300	1,400	100		10,390	300	8,789	22,324	4,100	700	300	49,703
20120913	519	300	100		2,200	800	2,362	24,100			200	30,581
20120914	300	600			12,550		6,546	15,292		100		35,388
20120917	1,100	700			8,602		8,468	6,288				33,626
20120918	1,300	3,100			6,513	100	12,030	12,098	3,030	2,488		40,659
20120919	2,400	1,619			12,955	200	4,982	12,387		200		34,743
20120920	100	500	200		3,687		2,099	2,978		100	200	9,864
20120921		300		100	17,439		5,959	12,298				36,096
20120924	1,340	600	100		21,903	200	35,367	25,436	3,500			88,446
20120925	6,500	4,375	700	300	3,500	300	12,888	56,403				84,966
20120926	514,885	686,084	9,242	12,285	1,163,272	130,424	714,864	2,125,798	74,239	24,200		5,455,293
20120927	218,569	238,616	9,257	7,650	98,760	33,607	356,070	519,786	7,107	12,800	200	1,502,422
20120928	17,823	37,242	2,300	2,800	19,975	3,400	46,993	167,232	500	5,400		303,665
Grand
Total	775,635	984,336	23,099	23,335	1,427,365	170,531	1,265,149	3,078,823	92,576	46,588	900	7,896,805

Exhibit 3

FirstOfTRA DETIME	Weighted Avg Price	Buy	Aggressive shorts	Aggressive sells at bid	Aggressive buys at ask	Passive shorts at ask
9:30	1.793104768	48554	20332	16822	20064	48996
9:35	1.931991796	198837	34049	29723	109166	89671
9:40	1.928836037	57935	8017	39626	17353	40582
9:45	1.96135735	18303	2242	6250	6900	11403
9:50	2.08467737	125166	17187	39240	69177	55989
9:55	2.158221779	77212	15150	46368	30372	46840
10:00	2.242903047	101269	23526	39679	50734	50535
10:05	2.40613962	119942	25117	50988	40952	78990
10:10	2.539936864	111314	33350	51061	34668	76646
10:15	2.537522168	62237	81344	81539	9698	52539
10:20	2.489825757	112381	15196	53073	56026	56355
10:25	2.715955298	173974	31502	62779	72532	101442
10:30	2.721058604	39783	25382	46821	8620	31163
10:35	2.620253857	62075	37794	45647	28953	33122
10:40	2.677850325	41297	23767	15933	12872	28425
10:45	2.619602877	34014	29085	46645	6780	27234
10:50	2.564056809	23394	10238	10002	5594	17800
10:55	2.603778309	33450	4500	9167	5600	27850
11:00	2.777201232	186062	23768	38190	107455	78607
11:05	2.839114008	65938	54816	80223	21874	44064
11:10	2.732648171	44224	32714	40775	20807	23417
11:15	2.745229868	45362	4064	14850	9680	35682
11:20	2.709317269	24867	10325	28612	2800	22067
11:25	2.678395151	41100	9200	9500	1000	40100
11:30	2.733925764	45428	5319	28930	23369	22059
11:35	2.774271506	30273	4407	6100	7380	22893
11:40	2.809072378	58509	11996	17870	27500	31009
11:45	2.741378906	18336	5464	1800	4086	14250
11:50	2.882588781	164225	25230	44883	76390	87835
11:55	2.978821396	164871	36932	51369	82033	82838
12:00	3.065122003	77444	23530	22886	34993	42451
12:05	3.110987795	85127	24150	22668	45658	39469
12:10	3.066757359	92472	70055	86145	33180	59292
12:15	3.106367916	48104	11200	32610	12405	35699
12:20	3.085336536	17293	23690	21681	2513	14780
12:26	3.039464276	30900	6000	10281	17800	13100
12:30	3.044127358	38400	7300	14932	16900	21500
12:35	3.078474841	20463	8050	4100	5763	14700
12:40	3.021965746	12900	26900	13657	2100	10800
12:45	3.057540036	14355	15350	5950	4955	9400
12:50	3.058757239	3618	2600	1200	0	3618
12:55	3.028400274	4600	10520	17765	300	4300
13:00	3.143919258	114405	12547	32221	73056	41349
13:05	3.279945622	128219	16525	35077	68085	60134

13:10	3.432694505	234587	49316	143811	81010	153577
13:15	3.434663317	17754	16950	26588	7684	10070
13:20	3.652545134	196689	29610	51503	88245	108444
13:25	3.80235913	138661	33236	60979	43311	95350
13:30	3.775268157	90983	54486	63558	30097	60886
13:35	3.711587231	45233	62762	67674	19096	26137
13:40	3.6177043	71320	40480	47713	32850	38470
13:45	3.559389024	34150	32030	51523	13450	20700
13:50	3.672580751	66045	14668	12296	18590	47455
13:55	3.623008738	14810	27300	25300	4600	10210
14:00	3.631031175	43160	16141	14700	10000	33160
14:05	3.734205	92479	16678	34016	54599	37880
14:10	3.760356212	39426	36500	28143	10448	28978
14:15	3.84738864	145188	27152	34496	99561	45627
14:20	3.913475263	88784	47400	29073	37480	51304
14:25	3.996184375	183537	18700	34377	103743	79794
14:30	3.989248076	81485	51712	65879	22435	59050
14:35	3.877068889	73718	24697	51020	27231	46487
14:40	3.915638352	42328	17600	7112	17363	24965
14:45	3.807879831	25148	46632	39255	9258	15890
14:50	3.631158035	54194	56239	96838	26425	27769
14:55	3.639719614	63156	19709	6034	19800	43356
15:00	3.729533135	60889	24100	31577	22256	38633
15:05	3.658567254	28200	15500	17895	5200	23000
15:10	3.50302117	34052	31379	75223	9811	24241
15:15	3.567160392	59991	7500	14950	15620	44371
15:20	3.667271055	43601	11900	14650	8202	35399
15:25	3.63987628	16695	9000	16190	2500	14195
15:30	3.614805232	21735	3830	5400	8060	13675
15:35	3.566211581	25594	16600	20833	9370	16224
15:40	3.522780759	20895	14499	20102	6150	14745
15:45	3.475816692	47783	26223	30220	27706	20077
15:50	3.424842529	45086	38846	32765	26255	18831
15:55	3.51893932	91364	29199	34382	62620	28744

Exhibit 4

September 27, 2012

FirstOfTRADETIME	Weighted Avg Price	Aggressive buys at ask	Aggressive shorts	Aggressive sells at bid	Passive shorts at ask
8:00	3.847761194	100	700	978	500
8:06	3.887142857	250	0	0	100
8:11	3.892631579	100	800	4400	400
8:15	3.861428571	0	900	900	300
8:20	3.809561404	3200	1800	5800	500
8:29	3.617142857	0	0	700	0
8:33	3.7	0	0	500	0
8:35	3.761621622	110	800	100	0
8:50	3.8295	2000	0	0	0
9:06	3.684285714	1200	0	1900	1000
9:10	3.53844697	600	4450	1200	4850
9:15	3.589661017	2600	200	400	1500
9:21	3.577	1500	0	2500	1000
9:27	3.500600801	2300	1035	500	7400
9:30:00 AM	3.43000253	69195	125493	110853	53985
9:35:02 AM	3.158699484	66596	931	51364	18704
9:40:01 AM	3.143506143	26211	2200	68423	20255
9:45:04 AM	3.194309502	39900	3699	15961	17085
9:50:03 AM	3.399113717	49009	19060	38693	71539
9:55:03 AM	3.489858702	28708	10660	48782	33299
10:00:00 AM	3.801627949	96765	28143	107260	160257
10:05:02 AM	3.906117584	122617	31422	115920	100126
10:10:00 AM	3.793923885	84295	21560	82277	51300
10:15:06 AM	3.715196556	62847	13109	67779	44771
10:20:14 AM	3.836375013	38371	3140	18014	28141
10:25:08 AM	3.879657936	27161	4000	22928	29178
10:30:12 AM	3.825526902	22746	3200	52575	7199
10:35:03 AM	3.701830353	34401	8600	40537	24890
10:40:00 AM	3.640593823	19796	6100	48850	31092
10:45:02 AM	3.603831356	9288	6369	28755	10340
10:50:35 AM	3.638896287	4380	500	5325	2500
10:55:40 AM	3.642635196	4170	100	3650	4169

September 27, 2012

11:00:56 AM	3.560036564	20326	2676	21323	1450
11:05:07 AM	3.47744296	26690	11573	69215	9400
11:10:01 AM	3.426767324	41635	2100	52336	12000
11:15:00 AM	3.401832562	16400	1862	28650	3662
11:20:16 AM	3.405004849	10197	1700	4151	2100
11:25:00 AM	3.430675143	1300	200	2165	0
11:30:40 AM	3.487305716	40677	2200	17000	12530
11:35:01 AM	3.507195343	4300	2050	6375	3300
11:40:25 AM	3.429377194	6850	200	18750	1675
11:45:13 AM	3.431609496	965	200	7857	5300
11:50:12 AM	3.447591531	4364	0	1618	300
11:55:10 AM	3.448709262	200	0	2132	0
12:00:01 PM	3.432455466	1500	0	8029	0
12:05:08 PM	3.355599254	18720	7900	30225	7500
12:10:05 PM	3.365042079	8400	6300	4000	12203
12:15:06 PM	3.345580289	11500	2099	27242	1900
12:20:05 PM	3.351016343	2010	500	100	1000
12:25:29 PM	3.390404815	8550	0	1550	5475
12:30:01 PM	3.409213175	12742	0	3900	3025
12:35:11 PM	3.424332359	3400	800	2100	1200
12:40:30 PM	3.438690411	1034	1500	7605	3600
12:45:00 PM	3.352787314	7722	200	21800	0
12:50:07 PM	3.350193727	4800	400	4800	400
12:56:05 PM	3.348133333	900	0	600	0
1:01:39 PM	3.302210775	18274	600	6720	500
1:05:03 PM	3.211319842	6700	3400	27306	4500
1:10:19 PM	3.258315015	4175	100	3050	600
1:15:19 PM	3.260534255	3400	300	666	3300
1:20:02 PM	3.287404494	5600	300	17060	5800
1:25:11 PM	3.249488235	1500	500	5600	200
1:30:01 PM	3.274534444	3300	800	1400	3500
1:35:00 PM	3.282569612	1370	400	600	1770
1:40:10 PM	3.284210347	2200	0	6600	1100
1:46:29 PM	3.235473062	2373	1600	8634	100

September 27, 2012

1:50:47 PM	3.159418691	7400	100	5901	1100
1:55:01 PM	3.163926528	7616	700	5435	2000
2:00:18 PM	3.213594961	6462	800	10505	4800
2:05:20 PM	3.123133888	4648	500	34049	200
2:10:37 PM	3.14144774	3370	600	5700	100
2:15:03 PM	3.155461352	6222	400	2401	4200
2:20:58 PM	3.16226204	6400	500	2948	500
2:25:16 PM	3.150268227	700	300	10400	600
2:30:09 PM	3.099265971	13574	2600	38289	7810
2:35:06 PM	3.093394859	7080	200	18800	5800
2:40:10 PM	3.013958034	26894	3350	44456	12500
2:45:24 PM	3.041648443	6450	100	3200	2700
2:50:31 PM	3.052466764	6870	100	491	1570
2:55:07 PM	3.005030065	22060	4100	15291	3629
3:00:26 PM	3.02995508	7050	300	1000	1000
3:05:21 PM	3.034013768	5060	1400	4666	2600
3:10:02 PM	3.090133119	10941	6900	3490	7128
3:15:00 PM	3.078478084	2650	1700	3800	1300
3:20:03 PM	3.05381215	1160	100	8400	800
3:25:53 PM	3.027915109	4500	2100	12390	800
3:30:39 PM	3.029201676	11940	100	24350	1000
3:35:13 PM	3.025503768	3000	1400	1537	300
3:40:27 PM	3.02070823	6534	700	11390	2400
3:47:03 PM	2.976855795	13095	0	40257	2900
3:50:11 PM	2.947120821	12182	400	4829	2900
3:55:16 PM	2.946577108	11855	245	20530	4365

Exhibit 5

Exhibit 6

Exhibit 7

Exhibit 8

SEC DIVISION OF ENFORCEMENT Case Closing Report As of: 03/31/2010

Case No.: HO-09973	Case Name: DEPOSITORY TRUST & CLEARING CO

The undersigned has been designated by the Director of the Division of Enforcement to exercise delegated authority to terminate and close all investigations authorized by the Commission pursuant to Section 20 of the Securities Act of 1933 [15 U.S.C. 77t], Section 21 of the Securities Exchange Act of 1934 [15 U.S.C. 78u], Section 18 of the Public Utility Holding Company Act of 1935 [15 U.S.C. 79r], Section 42 of the Investment Company Act of 1940 [15 U.S.C. 80a-41], and section 209 of the Investment Advisers Act of 1940 [15 U.S.C. 80b-9].

I hereby close this case, pursuant to delegated authority.

Signature

Securities Exchange Commission	Associate Director
Received	Title

AUG 24 2010	4/6/10
Date

HO-09973 DEPOSITORY TRUST & CLEARING CO	Page 1 of 1

Exhibit 9

From: Gary Aguirre [mailto:gary@aguirrelawapc.com]

Sent: Thursday, December 27, 2012 8:25 AM

To: 'Ovall, Jeffery L.'

Subject: Response to your December 20, 2012 letter.

Good morning Jeff:

With this email and the attached table (the table incorporated into your December 20, 2012, but now with my comments in the last column), I am providing the requester's responses to the explicit and implicit issues raised by your December 20, 2012, email. My comments below are intended to further explain my brief comments in the attached table. I have grouped together requests below where we are requesting that the FOIA office proceed in the same way or where the requester is taking the same action. I will call you later this morning to confirm that the guidance with this email and its attachments are clear.

In general, we are attempting to work out the scope of the FOIA requests so as to minimize the burden on the FOIA office and thus reduce the costs. In some areas, I am requesting your further input. By way of example, respect to request 13-00277, I have made several requests that you verify whether the records relate to violations of Reg SHO, but I have not received a response. The only thing I know regarding 13-00277 is that it relates to fraud in connection with the purchase or sale of the security. Surely, there must be something more specific that the SEC has retained regarding the contents of the 18 boxes which your office's letter indicates are responsive to this request.

I turn now to a specific discussion of each pending request.

1)	Requests 13-00250, 13-00259, 13-00261, 13-00268 through 271, 13-00275, 13-00276, 13-00278 through 13-00282
I will be submitting an appeal to the Commission’s Office of the General Counsel regarding these requests.

2)	Request 13-00251

The failure of the FOIA office to release any records responsive to this request combined with its assertion of Exemption 7(A) suggests that the FOIA office may have interpreted this request more narrowly than the requester intended. For the sake of clarity, I am limiting this request to records generated or received in investigations, other than those specifically identified in Requests 13- 00253 through 13-00258, which were conducted in whole or in part after January 1, 2008, in which LPHI stock was traded in violation of Reg SHO. This would likely be an investigation of trading conducted by hedge funds or broker-dealer. I also agree that the search may be limited to electronic records by search terms and that the following search terms be used: LPHI, LPI, Life Partners Holdings, Inc., Life Partners, Inc., and Life Partners.

3)	Request 13-00252.

I am limiting this request to the following records received or generated by the SEC in any MUI or INVESTIGATION relating to possible violations of Regulation SHO, for the naked short sale of any stock, or for failures to deliver any securities from September 1, 2010, to the present:

A)	information that is available on CATS or the electronic system that superseded or replaced CATS;
B)	records documenting the opening of a matter under inquiry (MUI);
C)	records documenting the closing of a MUI;
D)	the formal order memorandum; and
E)	the formal order.

4)	Requests 13-00253 through 13-00258.

I am limiting the requested search to electronic files generated or received in these cases and also limiting the search to an electronic search using the following search terms: LPHI, LPI, Life Partners Holdings, Inc., Life Partners, Inc., and Life Partners.

5)	Requests 13-00260, 13-00262, 13-00263, 13-00265, 13-00272, 13-00273, 13- 00283, and 13-00285 through 13-00287.

I did not read your December 20, 2012, email to call for any response in relation to these requests.

6)	Requests 13-00264, 13-00267, 13-00274, and 13-00284

I am approving the dollar amounts for conducting researches as estimated in the spreadsheet incorporated into your December 20, 2012 email.

7)	Request 13-00266.

I understand from you that the responsive records are maintained on one or more DVDs. With that in mind, I am narrowing the scope of this request to records which fall into one or more of the following two categories:

A)	All records mentioned in the Report of Investigation (ROI) in OIG case No. 512, including all the all transcripts, audio tapes, transcripts of audiotapes, written statements, notes of statements, and other writings mentioned in the ROI for OIG case No. 512
B)	I am requesting that you provide an estimate for downloading the DVDs referred to above onto a computer and then searching those records for communications (including emails) to or from the individuals specified below. For emails, the search term should be the individual's email address. For records other than emails, the individual's last name should be used as the search term. The specified individuals are the following:
i)	Bob Tercero
ii)	Patrick Hunnias
iii)	Brent Baker
iv)	Daniel Shea
v)	Donald Hoerl
vi)	Tom Etter
vii)	John Starks

8)	Request 13-00277

The FOIA office's November 21, 2012, letter stated that there were 18 boxes of records responsive to our original request. I have previously requested that you inform me whether or not these records related to an investigation of the DTCC in relation to a possible violation of Regulation SHO, but is not received that clarification. I am narrowing the scope of the records sought by this request to records relating to any investigation of the Depository Trust & Clearing Corporation (DTCC) for participating through a conspiracy or otherwise in possible violations of Regulation SHO, DTCC's participation in naked short sales, or DTCC's participation in failures to deliver securities.

Regards,

Gary Aguirre

Aguirre Law, APC

501 W. Broadway, Suite 800

San Diego, CA 92101

Tel: 619-400-4960

Fax: 619-501-7072

www.aguirrelawapc.com

This E-Mail is intended only for the use of the individuals to which it is addressed, and may contain information that is privileged, confidential and exempt from disclosure under applicable law. Unintended transmission shall not constitute waiver of the attorney-client or any other privilege. If you have received this communication in error, please do not distribute it and notify us immediately by email to maria@aguirrelawapc.com.